                                                      Registration No. 333-74965
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                           --------------------------



                          PRE-EFFECTIVE AMENDMENT NO. 3


                                       TO

                                    FORM S-4

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933


                             -----------------------


                            UIL HOLDINGS CORPORATION

               (Exact Name of Registrant as Specified in Charter)

    Connecticut                            4911                    06-1541045
  (State or Other Jurisdiction    (Primary Standard Industrial  (I.R.S. Employer
of Incorporation or Organization)  Classification Code Number)   Identification
                                                                     Number)


                                157 Church Street
                          New Haven, Connecticut 06506
                                 (203-499-2000)
     (Address, Including Zip Code, and Telephone Number, Including Area Code
                  of Registrant's Principal Executive Offices)

                          -----------------------------

                                                       COPIES TO:
        Robert L. Fiscus                      William C. Baskin, JR., ESQ.
       157 Church Street                              Wiggin & Dana
 New Haven, Connecticut 06506                       One Century Tower
        (203-499-2000)                      New Haven, Connecticut 06508-1832


       (Name, Address, Including Zip Code, and
Telephone Number , Including Area Code of Agent For Service)

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective and all other conditions to the merger of United Mergings, Inc. with and into The United Illuminating Company and the related share exchange between the registrant and The United Illuminating Company, as described in the enclosed proxy statement-prospectus, have been satisfied.

         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         -------------------------------


                         CALCULATION OF REGISTRATION FEE


------------------------- ---------------------- ----------------------- ---------------------- ----------------------
        Title of                                        Proposed               Proposed
     Each Class of                                      Maximum                 Maximum
       Securities                Amount                 Offering               Aggregate              Amount Of
         To Be                    To Be                Price Per               Offering             Registration
       Registered              Registered                 Unit                   Price                 Fee(1)
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

Common Stock,  without    15,001,292 shares              $43.80             $657,056,590.00          $182,662.00
par value


------------------------- ---------------------- ----------------------- ---------------------- ----------------------


(1) The Registration Fee was paid on March 24, 1999, the date that this Registration Statement was originally filed.


================================================================================

                                 PROXY STATEMENT

                                       FOR

                         THE UNITED ILLUMINATING COMPANY

                                   PROSPECTUS

                                       FOR

                            UIL HOLDINGS CORPORATION

                                  COMMON STOCK


         This proxy statement and prospectus contains both a proxy statement for the special meeting of the shareowners of United Illuminating to be held on __________ __, ____ and a prospectus of UIL Holdings relating to the issuance of up to 15,001,292 shares of UIL Holdings' common stock, upon the completion of, and after the formation of, a holding company structure as described in this proxy statement and prospectus.


         United Illuminating and UIL Holdings propose to reorganize United Illuminating's current corporate structure by forming a holding company structure under an agreement and plan of merger and share exchange.

         Under the plan of merger and share exchange, all of the outstanding shares of United Illuminating's common stock will be exchanged on a share-for-share basis for UIL Holdings common stock. After the share exchange, each person who owned United Illuminating common stock immediately prior to the share exchange will own a corresponding number of shares of the outstanding UIL Holdings common stock.

         IF THE SHARE EXCHANGE TAKES PLACE, YOU WILL NOT NEED TO SURRENDER YOUR UNITED ILLUMINATING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF UIL HOLDINGS.


         SEE "RISK FACTORS" ON PAGE 5 FOR A DISCUSSION OF THE RISKS THAT YOU SHOULD CONSIDER WITH RESPECT TO THE CREATION OF THE HOLDING COMPANY STRUCTURE.


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT AND PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


         The principal executive offices of United Illuminating and UIL Holdings are located at 157 Church Street, New Haven, Connecticut 06506; telephone number
(203) 499-2000. This proxy statement and prospectus and the accompanying proxy solicited on behalf of the board of directors of United Illuminating will be first released to the owners of United Illuminating common stock on or about __________ __, ____.

The date of this proxy statement and prospectus is __________ __, ____.

                                TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----
Available Information...................................................................................3
Summary.................................................................................................3
Risk Factors............................................................................................5
Forward-Looking Statements..............................................................................6
Incorporation of  Documents by Reference................................................................6
Information About the Special Meeting...................................................................7
         Shareowners Entitled to Vote...................................................................7
         Principal Shareowners..........................................................................9
         Stock Ownership of Directors and Officers.....................................................10
         Approval of Holding Company Structure.........................................................12
                   General.............................................................................12
                   Organization of UIL Holdings and United Mergings....................................12
                   Reasons for the Plan of Merger and Share Exchange...................................15
                   Plan of Merger and Share Exchange...................................................16
                   Required Shareowner Approval........................................................17
                   Dissenters' Rights..................................................................17
                   Required Regulatory Approvals.......................................................20
                   Regulation of UIL Holdings..........................................................20
                   Businesses of UIL Holdings..........................................................21
                   Amendment or Termination............................................................21
                   Effective Date of the Share Exchange................................................22
                   Exchange of Stock Certificates Not Required.........................................22
                   Federal Income Tax Consequences.....................................................22
                   Description of UIL Holdings Capital Stock...........................................24
                   Directors and Management of UIL Holdings............................................25
                   Officer Employment Contracts........................................................25
                   Stock Option and Other Plans........................................................25
                   Transfer Agent and Registrar........................................................25
                   Financial Statements................................................................26
Exhibit A - Agreement and Plan of Merger and Share Exchange...........................................A-1
Exhibit B - Copy of Sections 33-855 through 33-872 of the Connecticut Business Corporation Act........B-1
Exhibit C - Certificate of Incorporation of UIL Holdings Corporation..................................C-1
Exhibit D - Bylaws of UIL Holdings Corporation........................................................D-1


                              AVAILABLE INFORMATION


         United Illuminating is subject to the information requirements of the Securities Exchange Act of 1934, and in accordance with the Exchange Act files reports, proxy statements and other information with the Securities and Exchange Commission. Following completion of the share exchange, UIL Holdings will file these reports and other information under the Exchange Act. You may read and copy any of these reports, proxy statements and other information at the Securities and Exchange Commission's public reference facilities in Washington, D.C., Chicago, Illinois, and New York, New York. The Securities and Exchange Commission also maintains an Internet Website at "http://www.sec.gov" that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. United Illuminating's common stock is listed on the New York Stock Exchange. You may read and copy any of these reports, proxy statements and other information concerning United Illuminating at the office of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.


         Once the share exchange is completed, UIL Holdings common stock will be listed on the New York Stock Exchange. At the time of this listing, the United Illuminating common stock will be delisted.

         UIL Holdings has filed a Registration Statement on Form S-4 with the Securities and Exchange Commission under the Securities Act of 1933, to register the UIL Holdings common stock that will be issued in the share exchange, as well as UIL Holdings common stock that may be issued in lieu of United Illuminating common stock under United Illuminating common stock plans. The registration statement contains all material information regarding UIL Holdings, United Illuminating and the share exchange. For further information, you may review the Registration Statement.

--------------------------------------------------------------------------------

                                     SUMMARY

         This summary highlights selected information from this proxy statement and prospectus, and may not contain all of the information that is important to you. To understand the proposal to reorganize United Illuminating into a holding company structure and for a more complete description of the legal terms of the agreement and plan of merger and share exchange, you should read carefully the remainder of this document and the documents to which United Illuminating and UIL Holdings refer.

THE COMPANIES


UNITED ILLUMINATING

         United Illuminating is an operating electric public utility company. It is engaged principally in the production, purchase, transmission, distribution and sale of electricity for residential, commercial and industrial purposes in a service area of about 335 square miles in the southwestern part of the State of Connecticut. United Illuminating has six subsidiaries that engage in non-utility business ventures related to United Illuminating's utility business.


UIL HOLDINGS CORPORATION

         UIL Holdings is a corporation organized to become the parent of United Illuminating. It currently has only a small amount of equity capital and no debt. Its current board of directors consists of the two senior officers of United Illuminating. The other current directors of United Illuminating will become additional directors of UIL Holdings when the proposed reorganization becomes effective and United Illuminating has become a wholly-owned subsidiary of UIL Holdings. The current directors of United Illuminating will also continue to serve as directors of United Illuminating.


THE REORGANIZATION

         The board of directors of United Illuminating has unanimously approved restructuring under the plan of merger and share exchange. Under the plan of merger and share exchange, UIL Holdings will become the parent company of United Illuminating. Although United Illuminating's organizational structure will change, UIL Holdings will continue to conduct United Illuminating's current businesses through United Illuminating and other subsidiaries of UIL Holdings.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         All United Illuminating's common stock will be exchanged for UIL Holdings common stock on a share-for-share basis. The agreement and plan of merger and share exchange is attached as Exhibit A to this proxy statement and prospectus. United Illuminating and UIL Holdings encourage you to read it, as it is the legal document that governs the merger and share exchange.

EFFECT OF THE REORGANIZATION ON UNITED ILLUMINATING SHAREOWNERS

         DIVIDENDS. United Illuminating and UIL Holdings expect that quarterly dividends on the UIL Holdings common stock will be paid on the same dates currently followed by United Illuminating with respect to its common stock dividends. For a period of time following the merger and share exchange, United Illuminating and UIL Holdings expect that the funds required by UIL Holdings to enable it to pay common stock dividends will be derived predominantly from the dividends paid by United Illuminating to UIL Holdings. United Illuminating and UIL Holdings anticipate that these cash dividends paid by United Illuminating to UIL Holdings will be sufficient to enable UIL Holdings to pay cash dividends on UIL Holdings common stock and to meet operating and other expenses. Because there will be no short-term change in the nature or extent of the businesses currently being operated by United Illuminating and its unregulated subsidiaries, there is no present plan to alter the dividend. However, United Illuminating and UIL Holdings cannot guarantee what the amount of the initial quarterly dividend on UIL Holdings common stock may be or the payment of future dividends, since the declaration of these dividends will depend primarily on the ability of UIL Holdings' subsidiaries (including United Illuminating) to pay dividends to UIL Holdings, which, in turn, will depend upon the future earnings and financial condition of these subsidiaries.


         FEDERAL INCOME TAX EFFECTS. The reorganization has been structured as a "tax-free reorganization" for Federal income tax purposes. Accordingly, you will not recognize gain or loss for Federal income tax purposes if you exchange your United Illuminating common stock for UIL Holdings common stock. It is a condition to the carrying out of the reorganization that United Illuminating receive a legal opinion from Wiggin & Dana, its outside counsel, that the reorganization will be a tax-free reorganization for Federal income tax purposes.

         AUTOMATIC DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN. All shares of United Illuminating common stock that are held under our Automatic Dividend Reinvestment and Common Stock Purchase Plan will be automatically exchanged for shares of UIL Holdings common stock. UIL Holdings will continue the Dividend Reinvestment and Common Stock Purchase Plan with UIL Holdings common stock after the share exchange.


         STOCK CERTIFICATES. It will not be necessary for you to turn in your United Illuminating stock certificates for UIL Holdings stock certificates. Your certificates will automatically represent UIL Holdings common stock.


REASONS FOR THE REORGANIZATION

         Connecticut has enacted a statute that is designed to cause a restructuring of the State's electric utility industry. As a result of this legislation, United Illuminating has sold all of its fossil fueled electric generating facilities and plans to sell all of its nuclear electric generating facilities. It will remain in the business of purchasing, transmitting and distributing electricity in its service area. As required by Connecticut's restructuring statute, United Illuminating's transmission and distribution assets and operations will be legally and functionally separated from all of its other assets and operations, including those of its subsidiaries. In order to facilitate this legal and functional separation, United Illuminating's directors have determined that its corporate organization ought to be restructured into a holding company structure. The holding company structure proposed will isolate and leave with United Illuminating all of its electric utility transmission and distribution assets and operations. All of the non-utility assets and operations, including those of the present subsidiaries, will be removed from United Illuminating's control and the regulatory environment that currently accompanies that control. All of these non-utility, unregulated assets and operations will be controlled by the newly-created UIL Holdings. Since United Illuminating will become a wholly-owned subsidiary of UIL Holdings, the reorganized holding company structure will assure compliance with the Connecticut statute and afford the reorganized businesses the managerial, structural and financial flexibility necessary to meet challenges in the future competitive non-utility marketplace.

REORGANIZATION RECOMMENDATIONS TO SHAREOWNERS

         United Illuminating's board of directors believes that the proposed reorganization into a holding company structure is in your best interest and recommends that you vote FOR the reorganization proposal.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

SHAREOWNER VOTE REQUIRED TO APPROVE THE REORGANIZATION

         The owners of two-thirds of the outstanding number of shares of United Illuminating's common stock must vote in favor of the reorganization in order for it to become effective.

DISSENTERS' RIGHTS

         A dissenting United Illuminating shareowner has the right to be paid the fair value of his, her or its shares of United Illuminating common stock instead of having them converted into shares of UIL Holdings common stock. In order to assert your dissenters' rights, you must:

- deliver to United Illuminating written notice of your intent to demand payment; and
- not vote your common stock shares in favor of the reorganization proposal.


REGULATORY APPROVALS

         In addition to shareowner approval, United Illuminating must obtain the approval of the Connecticut Department of Public Utility Control, the Federal Energy Regulatory Commission and the Nuclear Regulatory Commission before the reorganization can become effective. The Connecticut Department of Public Utility Control has approved the reorganization. Applications for approval by the Federal Energy Regulatory Commission and the Nuclear Regulatory Commission are expected to be filed on or about December 1, 1999.

--------------------------------------------------------------------------------


                                  RISK FACTORS


         The corporate restructuring proposed will not change the nature or extent of the regulated and unregulated businesses currently being operated by United Illuminating and its subsidiaries. However, United Illuminating shareowners should bear in mind the risk factors that are associated with their investment, which are summarized below.

         LOSSES FROM UNREGULATED BUSINESS ACTIVITIES NOT RECOVERABLE THROUGH ELECTRIC RATES. Following the completion of the proposed holding company restructuring, UIL Holdings will be able to pursue additional business opportunities through its subsidiaries without having to obtain the prior approval of the Connecticut Department of Public Utility Control. These unregulated business opportunities involve more risk than United Illuminating's regulated business activities. Any losses incurred by these unregulated businesses will not be recoverable through the electric rates of United Illuminating.


         DIVIDENDS ON UIL HOLDINGS COMMON STOCK WILL BE DEPENDENT ON DIVIDENDS PAID TO UIL HOLDINGS BY UNITED ILLUMINATING. For a period of time following the share exchange, the funds required by UIL Holdings to enable it to pay dividends on UIL Holdings common stock are expected to be derived predominantly from the dividends paid by United Illuminating to UIL Holdings. Accordingly, the ability of UIL Holdings to pay dividends, as a practical matter, will be governed by the ability of United Illuminating to pay common stock dividends. The ability of United Illuminating to pay dividends on its common stock will continue to be subject to the preferential dividend rights of the owners of United Illuminating's outstanding preferred stock and preference stock, if any, and to the common stock dividend restrictions currently contained in United Illuminating's Note Indenture. Although it has no present intention to do so, it is possible that United Illuminating may need to issue preferred stock and/or preference stock in the future to meet its capital requirements. This additional stock will have preferential dividend rights. Because United Illuminating will remain subject to regulation by the Connecticut Department of Public Utility Control, the amount of its earnings and dividends will continue to be affected by the manner in which the Connecticut Department of Public Utility Control regulates United Illuminating. It is expected that the transfer of United Illuminating's existing subsidiaries to UIL Holdings will not have a significant adverse effect on United Illuminating's ability to pay common stock dividends to UIL Holdings, since United Illuminating will retain the assets that account for a substantial portion of its net earnings. There can be no guarantee, however, of the amount of the initial quarterly dividend on UIL Holdings common stock or of the payment of future dividends by UIL Holdings, as the declaration of dividends will be dependent primarily on the receipt of future dividends from subsidiaries of UIL Holdings which, in turn, will be dependent upon the future earnings and financial condition of these subsidiaries.


                           FORWARD-LOOKING STATEMENTS

         This proxy statement and prospectus contains forward-looking statements. These statements are based upon management's current expectations and information currently available and are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these statements. Whenever we use the words "anticipates," "believe," "estimate," "expect," "project," "objective," or similar expressions, they are intended to identify forward-looking statements. For example, forward-looking statements may include, among others:

         -       statements concerning the future payment of dividends,

         - statements or projections as to financial results or as to the pursuit of business in new markets,

         - statements concerning the regulatory approval process or future regulation of UIL Holdings and its subsidiaries,

         - statements concerning the future businesses or management of UIL Holdings and its subsidiaries, and

         - statements concerning the effects or benefits of a holding company structure.

         In addition to the assumptions and other factors recited in these forward-looking statements, factors that could cause actual results to differ from those forecast in the statements include, among others:

         -       regulatory developments,

         - the rapidly changing and increasingly competitive utility industry,

         -       energy and other markets,

         - the ability to obtain adequate and timely rate relief from regulatory commissions,

         - cost recovery, including the potential effect of stranded costs,

         -       legal or administrative proceedings,

         -       business conditions,

         -       technological developments,

         - changes in the cost or availability of capital, labor developments,

         -       nuclear or environmental incidents,

         - factors affecting the utility industry in general, like deregulation and unbundling of energy services,

         -       weather conditions and changes in fuel supply or cost, and

         - other factors and events that may be disclosed from time to time in UIL Holdings' or United Illuminating's publicly disseminated documents or filings.

         Neither UIL Holdings nor United Illuminating is assuming any obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

         The Securities and Exchange Commission allows United Illuminating and UIL Holdings to "incorporate by reference" information into this proxy statement and prospectus, which means that United Illuminating and UIL Holdings can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information in each filed document incorporated by reference is deemed to be part of this proxy statement and prospectus, except for any information in the filed document that is superseded by information in this proxy statement and prospectus. This proxy statement and prospectus incorporates by reference the following reports that United Illuminating has filed with the Securities and Exchange Commission:


         - Annual Report on Form 10-K for the year ended December 31, 1998, dated March 11, 1999

         -       Amendment to Annual Report on Form 10-K/A-1, dated April 9,
                 1999

         -       Amendment to Annual Report on Form 10-K/A-2, dated
                 November 3, 1999

         -       Current Report on Form 8-K, dated April 16, 1999

         -       Quarterly Report on Form 10-Q, dated May 14, 1999

         -       Amendment to Quarterly Report on Form 10-Q/A-1, dated November
                 3, 1999



         -       Quarterly Report on Form 10-Q, dated August 16, 1999

         -       Amendment to Quarterly Report on Form 10-Q/A-1, dated
                 November 3, 1999


         -       Quarterly Report on Form 10-Q, dated November 15, 1999


         These documents contain important information about United Illuminating, its subsidiaries, and their operations and financial condition.

         United Illuminating and UIL Holdings are also incorporating by reference additional documents that they may file with the Securities and Exchange Commission between the date of this proxy statement and prospectus and the termination of the share exchange offering made by this proxy statement and prospectus.

         You should not assume that there has been no change in the affairs of United Illuminating since the date of this proxy statement and prospectus.


         UNITED ILLUMINATING WILL PROVIDE TO YOU WITHOUT CHARGE, UPON REQUEST, A COPY OF ANY DOCUMENTS THAT HAVE BEEN OR MAY BE INCORPORATED IN THIS PROXY STATEMENT AND PROSPECTUS BY REFERENCE. WRITTEN OR TELEPHONE REQUESTS SHOULD BE DIRECTED TO CHARLES J. PEPE, ASSISTANT TREASURER AND ASSISTANT SECRETARY, THE UNITED ILLUMINATING COMPANY, 157 CHURCH STREET, P.O. BOX 1564, NEW HAVEN, CONNECTICUT 06506-0901, TELEPHONE NUMBER (203) 499-2311, E-MAIL ADDRESS CHARLES.PEPE@UINET.COM. COPIES OF THE DOCUMENTS FURNISHED WITHOUT CHARGE WILL NOT INCLUDE ALL OF THE EXHIBITS TO THE DOCUMENTS. HOWEVER, UNITED ILLUMINATING AND UIL HOLDINGS WILL FURNISH A COPY OF ANY EXHIBIT UPON PAYMENT OF A FEE EQUAL TO 10 CENTS PER PAGE PLUS POSTAGE TO DEFRAY THE EXPENSE OF FURNISHING IT. IN ORDER TO ENSURE TIMELY DELIVERY OF THE INCORPORATED DOCUMENTS, ANY REQUEST SHOULD BE MADE BY _____________, ____.


         NEITHER UNITED ILLUMINATING NOR UIL HOLDINGS HAS AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT AND PROSPECTUS. THIS PROXY STATEMENT AND PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES OF UIL HOLDINGS COMMON STOCK BY ANY PERSON IN ANY JURISDICTION OR IN ANY CIRCUMSTANCE IN WHICH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL.


                      INFORMATION ABOUT THE SPECIAL MEETING

         This proxy statement and prospectus and the accompanying proxy form are furnished on or about __________ __, ____, to security holders of record as of the close of business on __________ __, ____, in connection with the solicitation of proxies for use at the Special Meeting of the Shareowners of United Illuminating to be held at the New Haven Lawn Club, 193 Whitney Avenue, New Haven, Connecticut, on __________ __, ____ at 1:00 p.m. for the purposes set forth in the accompanying Notice of Special Meeting of the Shareowners. The solicitation is made by United Illuminating, and the expense of printing and mailing proxy material will be borne by United Illuminating. United Illuminating will request banks, brokers and other custodians, nominees and fiduciaries to send proxy material to beneficial owners of shares and to secure their voting instructions, if necessary, and United Illuminating will reimburse them for their reasonable expenses in so doing. Directors, officers and employees of United Illuminating may also solicit proxies personally or by telephone, but no compensation will be paid specifically for any solicitation. In addition, Georgeson & Company, Inc. of New York, New York, has been retained to aid in the solicitation of proxies by similar methods at a cost to United Illuminating of approximately $12,500, plus expenses.


SHAREOWNERS ENTITLED TO VOTE

         At the close of business on __________ __, ____, the record date for the meeting, [14,334,922] shares of United Illuminating common stock were outstanding and will be entitled to vote at the special meeting, each share being entitled to one vote, on each matter coming before the meeting as explained in the accompanying Notice of Special Meeting of the Shareowners and commented on in this proxy statement and prospectus. All votes on each matter coming before the meeting will be counted and tabulated by inspectors of proxies and tellers appointed by the President of United Illuminating under its bylaws.


         Common stock shareowners who are participants in United Illuminating's Automatic Dividend Reinvestment and Common Stock Purchase Plan will receive proxy forms that will include the shares in their accounts under the plan. American Stock Transfer & Trust Company, United Illuminating's agent under the plan, has authorized United Illuminating to vote shares held in the plan according to the instructions received on the proxy forms.


         Shares of common stock for which a proxy in the form that accompanies this proxy statement is properly signed and returned will be voted for or against, or not voted, in accordance with the choice indicated on the proxy, with respect to the proposal to approve the plan of merger and share exchange and will be voted in accordance with the discretion of the person or persons voting them with respect to any other matters as may come before the meeting. United Illuminating is not aware of any other matters to be presented at the meeting.

         Any proxy may be revoked by you at any time prior to its use. You may revoke a proxy by filing with the Secretary of United Illuminating a written notice of revocation or a properly signed proxy bearing a later date. If you attend the meeting in person you may, if you wish, vote by ballot at the meeting, which would cancel any proxy vote previously given by you.

         Under Connecticut law and United Illuminating's bylaws, shareowners holding a majority of the shares of United Illuminating's outstanding common stock, either present in person or voting by proxy, will constitute a quorum for purposes of considering and acting upon the matters set forth in the notice of the meeting.

         Under Connecticut law, assuming that a quorum is present at the meeting, the proposal to approve the plan of merger and share exchange will be approved if the votes cast in favor of the proposal equal or exceed two-thirds of the number of shares of United Illuminating common stock entitled to vote on the proposal; and proxies marked to abstain from voting with respect to the proposal will have the legal effect of voting against approval of the proposal.

PRINCIPAL SHAREOWNERS

         In statements filed with the Securities and Exchange Commission, the persons identified in the table below have disclosed beneficial ownership of shares of common stock as shown in the table. The percentages shown in the right-hand column are calculated based on the [14,334,922] shares of common stock outstanding as of the close of business on __________ __, ____. In the statements filed with the Securities and Exchange Commission, none of the persons identified in the table, except David T. Chase, has admitted beneficial ownership of any shares not held in their individual names. All of the persons identified in the table, including David T. Chase, have denied that they have acted, or are acting, as a partnership, limited partnership or syndicate, or as a group of any kind for the purpose of acquiring, holding or disposing of common stock.


                                                                 AMOUNT AND NATURE
                                     NAME AND ADDRESS              OF BENEFICIAL
      TITLE OF CLASS                OF BENEFICIAL OWNER            OWNERSHIP             PERCENT OF CLASS
      --------------                -------------------            ---------             ----------------

    Common Stock                 Rhoda L. Chase                    [420,000] shares,          [2.93]%
                                 One Commercial Plaza              owned directly
                                 Hartford, CT 06103

    Common Stock                 Cheryl A. Chase                   [79,200] shares,           [0.55]%
                                 One Commercial Plaza              owned directly
                                 Hartford, CT 06103

    Common Stock                 Arnold L. Chase                   [230,300] shares,          [1.61]%
                                 One Commercial Plaza              owned directly
                                 Hartford, CT 06103

    Common Stock                 The Darland Trust                 [146,000] shares,          [1.02]%
                                 St. Peter's House,                owned directly
                                 Le Bordage
                                 St. Peter Port
                                 Guernsey GY16AX
                                 Channel Islands(1)

    Common Stock                 David T. Chase                    [875,500] shares           [6.11]%
                                 One Commercial Plaza              owned indirectly(2)
                                 Hartford, CT 06103

    Common Stock                 DTC Holdings Corporation(3)       [200,000] shares           [1.4]%
                                 One Commercial Plaza              owned directly
                                 Hartford, CT 06103


--------------------
(1)The Darland Trust is a trust for the benefit of Cheryl A. Chase and her children. The trustee of this trust is Rothschild Trust Cayman Limited.

(2)All of the shares listed for David T. Chase are included in the shares listed for Rhoda L. Chase, his wife, Cheryl A. Chase, his daughter, Arnold L. Chase, his son, and The Darland Trust.

(3)DTC Holdings Corporation was formerly known as American Ranger, Inc. It is a wholly-owned subsidiary of D.T. Chase Enterprises, Inc. and is indirectly owned and controlled by David T. Chase, Rhoda L. Chase, Cheryl A. Chase, Arnold L. Chase, trusts for the benefit of Arnold L. Chase and his children, and trusts for the benefit of Cheryl A. Chase and her children. D.T. Chase Enterprises Inc. has its address at One Commercial Plaza, Hartford, CT 06103.

STOCK OWNERSHIP OF DIRECTORS AND OFFICERS

         The following table indicates the number of shares of common stock beneficially owned, directly or indirectly, as of __________ __, 1999, by each United Illuminating director, by each of the two persons who served as the Chief Executive Officer of United Illuminating during 1998, and by each of the four other most highly compensated officers of United Illuminating during 1998, and by all directors and officers of United Illuminating as a group.


                                                            SHARES
              NAME OF INDIVIDUAL OR                      BENEFICIALLY
              NUMBER OF PERSONS IN                      OWNED DIRECTLY
                    GROUP                                OR INDIRECTLY
              --------------------------------------------------------
              Thelma R. Albright                            [3,386]
              Marc C. Breslawsky                            [4,962]
              David E.A. Carson                             [8,420]
              Arnold L. Chase                             [230,300]
              John F. Croweak                               [3,692]
              Robert L. Fiscus                             [33,395]
              Betsy Henley-Cohn                             [3,934]
              John L. Lahey                                 [2,073]
              F. Patrick McFadden, Jr.                      [4,017]
              Daniel J. Miglio                              [3,000]
              Frank R. O'Keefe, Jr.                         [5,114]
              James A. Thomas                               [2,370]
              Nathaniel D. Woodson                         [12,214]
              James F. Crowe                                [6,963]
              Albert N. Henricksen                          [3,103]
              Anthony J. Vallillo                           [2,408]
              Richard J. Grossi(1)                               [0]
              21 Directors and Officers as a
              group, including those named above          [345,897]


------------------------
     (1) Mr. Grossi served as Chief Executive Officer of United Illuminating from January 1, 1998 to May 20, 1998. He retired as an officer and director on December 31, 1998.

         The number of shares listed in the table above includes those held for the benefit of officers that are participating in our Employee Stock Ownership Plan and, in the cases of Robert L. Fiscus, 10,500 shares, and, in the case of all directors and officers as a group, 16,300 shares, that may be acquired currently through the exercise of stock options under our 1990 Stock Option Plan.

         The numbers in the above table are based on reports furnished by the directors and officers. The shares reported for Mr. Chase do not include shares held by other members of his family and entities owned by them, which are described at "Principal Shareowners" above. Mr. Chase does not admit beneficial ownership of any shares other than those shown in the foregoing table, and he has denied that he has acted, or is acting, as a member of a partnership, limited partnership or syndicate, or group of any kind for the purpose of acquiring, holding or disposing of our common stock. With respect to other directors, nominee directors and officers, the shares reported in the foregoing table include, in some instances, shares held by the immediate families of directors, nominee directors and officers or entities controlled by directors, nominee directors and officers, the reporting of which is not to be construed as an admission of beneficial ownership.

         Each of the persons included in the above table has sole voting and investment power as to the shares of common stock beneficially owned, directly or indirectly, by him or her, except as described below:

    - each person listed below shares investment and voting power for the number of shares listed opposite his or her name below with his or her spouse:

              Name                               Number of Shares
              ----                               ----------------

              James A. Thomas                             [519]
              James F. Crowe                              [718]
              Albert N. Henricksen                        [429]
              All directors, nominee directors
              and officers as a group                   [1,856]


    - voting and investment power is held by the other people or entities described below on behalf of the persons included in the above table with respect to the number of shares listed opposite their respective names below:


                                                                      Name of other person or
                                                                       entity holding voting
              Name                                Number of Shares     and Investment Power
              ----                                ----------------     --------------------

              David E.A. Carson                        [152]                  Spouse
              Robert L. Fiscus                         [700]                  Trust
              Betsy Henley-Cohn                       [2,035]                 Trust
              Frank R. O'Keefe, Jr.                    [662]                  Trust
              James A. Thomas                           [50]                  Spouse
              Nathaniel D. Woodson                    [12,000]                Trust
              James F. Crowe                            [10]                  Child
              All directors, nominee directors        [15,832]        Spouse, Trust or Child
              and officers as a group


         The number of shares listed in the stock ownership table above also includes the number of stock units listed opposite each person's name below, for which neither investment nor voting power is held:



              Name                               Number of Shares
              ----                               ----------------

              Thelma R. Albright                        [3,155]
              Marc C. Breslawsky                        [4,862]
              David E.A. Carson                         [7,982]
              John F. Croweak                           [2,788]
              Betsy Henley-Cohn                           [407]
              John L. Lahey                               [228]
              F. Patrick McFadden, Jr.                  [2,117]
              Frank R. O'Keefe, Jr.                     [4,222]
              James A. Thomas                             [801]


These stock units are in stock accounts under United Illuminating's Non-Employee Directors' Common Stock and Deferred Compensation Plan, described below at "Director Compensation". Stock units in this plan are payable, in an equivalent number of shares of United Illuminating common stock, upon termination of service on the board.


         The number of shares of common stock beneficially owned by Mr. Chase, as listed in the above stock ownership table, is approximately [1.6%] of the [14,334,922] shares of common stock outstanding as of __________ __, ____. The number of shares of common stock beneficially owned by each of the other persons included in the foregoing table is less than 1% of the outstanding shares of common stock as of __________ __, ____; and the number of shares of common stock beneficially owned by all of the directors, nominee directors and officers as a group represents approximately [2.4%] of the outstanding shares of common stock as of __________ __, ____.

APPROVAL OF HOLDING COMPANY STRUCTURE

                                     GENERAL


         The board of directors and management of United Illuminating consider it to be in the best interests of United Illuminating, its shareowners and customers to change the corporate organization of United Illuminating into a holding company structure. The holding company structure will be accomplished through a reverse triangular merger under the plan of merger and share exchange and in accordance with the Connecticut Business Corporation Act. Completion of the plan of merger and share exchange will result in United Illuminating becoming a wholly-owned subsidiary of UIL Holdings Corporation, a newly-formed Connecticut corporation, and you will become a holder of UIL Holdings common stock.

         The board of directors of United Illuminating has unanimously approved, and has recommended that United Illuminating's shareowners approve, the plan of merger and share exchange, which is subject to shareowner and regulatory approvals. A copy of the plan of merger and share exchange is attached to this proxy statement and prospectus as Exhibit A. The share exchange will not result in the recognition of gain or loss by United Illuminating's shareowners for Federal income tax purposes.


         The other securities of United Illuminating will not be affected by the plan of merger and share exchange. They will remain outstanding securities of United Illuminating. United Illuminating will also continue to own all of the general partnership interests in United Capital Funding Partnership L.P., and United Illuminating will continue to guarantee the 9 5/8% Preferred Capital Securities, Series A (Liquidation Preference $25 per Security) of the partnership after the merger.


                ORGANIZATION OF UIL HOLDINGS AND UNITED MERGINGS


UIL HOLDINGS

         UIL Holdings was incorporated under the laws of the State of Connecticut on March 22, 1999. UIL Holdings was organized to become the parent of United Illuminating and currently has only minimal equity capital and no debt. Before the effective time of the plan of merger and share exchange, the only business of UIL Holdings will be the execution, delivery and performance of the plan of merger and share exchange and the assets of UIL Holdings will consist only of (a) $1,000 in cash, representing one half of the equity capital contributed by United Illuminating, the owner of 100 shares of UIL Holdings common stock and UIL Holdings' sole shareholder, and (b) 100 shares of United Mergings common stock, which constitutes all of the issued and outstanding shares of United Mergings common stock and which was acquired by UIL Holdings with the other half of the equity capital contributed to it by United Illuminating. The officers of UIL Holdings prior to the effective time of the plan of merger and share exchange will be Nathaniel D. Woodson, Chairman of the Board of Directors and Chief Executive Officer, Robert L. Fiscus, Vice Chairman of the Board of Directors, Chief Financial Officer, Treasurer and Secretary; and the directors of UIL Holdings prior to the effective time of the plan of merger and share exchange will be Messrs. Woodson and Fiscus. At the effective time of the plan of merger and share exchange, all of the shares of UIL Holdings common stock held by United Illuminating will be cancelled, and the other directors of United Illuminating will become additional directors of UIL Holdings. The principal executive offices of UIL Holdings are now, and will remain after the completion of the plan of merger and share exchange, at 157 Church Street, New Haven, Connecticut 06510.

UNITED MERGINGS

         United Mergings was incorporated under the laws of the State of Connecticut on March 22, 1999. United Mergings was organized as a wholly-owned subsidiary of UIL Holdings to facilitate the plan of merger and share exchange. At the effective time of the plan of merger and share exchange, United Mergings will cease to exist as a result of its merger with and into United Illuminating. United Mergings has only minimal equity capital and no debt. Prior to the effective time of the plan of merger and share exchange, the only business of United Mergings will be the execution, delivery and the performance of the plan of merger and share exchange and the assets of United Mergings will consist only of $1,000 in cash, representing the equity capital contributed by UIL Holdings, the owner of 100 shares of United Mergings' common stock and United Mergings' sole shareowner. The officers and directors of United Mergings prior to the effective time of the plan of merger and share exchange will be Messrs. Woodson and Fiscus, each holding the same offices in United Mergings as he holds in UIL Holdings. At the effective time of the plan of merger and share exchange, all 100 of the shares of United Mergings common stock owned by UIL Holdings will be automatically converted into an equal number of shares of United Illuminating common stock. As a result of this conversion, and the simultaneous automatic onversion of all of the previously outstanding common stock shares of United Illuminating into UIL Holdings common stock shares, UIL Holdings will become the sole shareowner of United Illuminating.

ORGANIZATIONAL CHARTS

     The following charts demonstrate the differences between United Illuminating's present organizational structure and the organizational structure of UIL Holdings after the merger and share exchange.

United Illuminating's current corporate structure is as follows:


                         THE UNITED ILLUMINATING COMPANY
                           EXISTING UNIT ORGANIZATION


                     --------------------------------------

                             The United Illuminating
                                     Company



                     --------------------------------------


                        --------------------------------

                             United Resources, Inc.



                        --------------------------------


                   -------------------------------------------

--------------------  ----------------  ----------------  ---------------------

  American Payment    Precision Power,      Thermal        United Bridgeport
    Systems, Inc.           Inc.         Energies, Inc.       Energy, Inc.


--------------------  ----------------  ----------------  ---------------------


                             -----------------------

                      -------------------   -----------------

                          Precision          Allan Electric
                      Constructors, Inc.       Co., Inc.

                      -------------------   -----------------

         The reorganized corporate structure after the completion of the plan of merger and share exchange is expected to be as follows:

                         THE UNITED ILLUMINATING COMPANY
                          REORGANIZED UNIT ORGANIZATION


               --------------------------------------------------

                                  UIL Holdings
                                   Corporation



               --------------------------------------------------


             -------------------------     ------------------------

             The United Illuminating       United Resources, Inc.
                     Company

             -------------------------     ------------------------


         --------------------------------------------------------------

--------------------  ----------------  ----------------  ---------------------

  American Payment    Precision Power,      Thermal        United Bridgeport
    Systems, Inc.           Inc.         Energies, Inc.       Energy, Inc.


--------------------  ----------------  ----------------  ---------------------


                             -----------------------

                      -------------------   -----------------

                          Precision          Allan Electric
                      Constructors, Inc.       Co., Inc.

                      -------------------   -----------------

                REASONS FOR THE PLAN OF MERGER AND SHARE EXCHANGE

GENERAL

     The board of directors of United Illuminating considered many factors in its decision to recommend the plan of merger and share exchange. A summary of all of the material factors considered by the board of directors in approving and recommending the plan of merger and share exchange appears below.

COMPETING IN A NEW REGULATORY ENVIRONMENT

         The electric energy industry is becoming more competitive at both the wholesale and retail levels, due to a variety of regulatory, economic and technological developments. The more important of these developments from United Illuminating's perspective are described below. United Illuminating believes that it can optimize its ability to participate in the changing electric energy industry and its various business segments by creating the holding company structure. As described in detail in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in United Illuminating's 1998 Annual Report on Form 10-K, as amended, Connecticut has enacted a massive and complex statute that is designed to cause a restructuring of the State's regulated electric utility industry. The business of generating and supplying electricity directly to consumers will be price-deregulated and opened to competition beginning in the year 2000. At that time, these business activities will be separated from the business of delivering electricity to consumers, which is also known as the transmission and distribution business. Incumbent franchised utility companies, including United Illuminating, will remain in the transmission and distribution business and will continue to be regulated by the Connecticut Department of Public Utility Control as distribution companies. In compliance with the restructuring statute, United Illuminating has filed with the Connecticut Department of Public Utility Control, and that agency has approved, an "unbundling" plan. The plan states that United Illuminating intends to retain all of its transmission and distribution assets and operations and remain a franchised, regulated distribution company. The plan also states that United Illuminating's transmission and distribution assets and operations will be legally and functionally separated from its unregulated generation assets and operations and all of its other unregulated assets and operations, including those of United Illuminating's existing subsidiaries.

         The board of directors has determined that, in order to facilitate the clear functional unbundling and separation of United Illuminating's distribution company assets and operations from its unregulated assets and operations, United Illuminating's corporate organization ought to be restructured. In addition to this purpose, the corporate reorganization proposed, a holding company structure, will also afford United Illuminating the managerial, structural and financial flexibility necessary to meet challenges in the future competitive marketplace. It will also promote prudent and efficient management of the distribution company, because management will be better able to identify costs, and cost causation, by function. And the holding company structure proposed will, by assuring that unregulated business activities are not conducted in subsidiaries of the distribution company, provide more definitive insulation of the distribution company's customers from actual or perceived risks associated with those unregulated business activities.

INCREASED FLEXIBILITY

         United Illuminating is subject to Title 16 of the Connecticut General Statutes and the rules and regulations issued under Title 16. Title 16 imposes limitations and conditions on United Illuminating's operations and its ability to obtain financing. These limits and the delay caused by the required Connecticut Department of Public Utility Control approval process represent a significant constraint on United Illuminating's ability to compete with unregulated companies. Historically, United Illuminating has been able to compete successfully notwithstanding these statutory restrictions because most of its competition was similarly regulated. However, with the unbundling of the electric energy industry and entry by non-regulated entities into business segments that were previously engaged in only by regulated utilities, United Illuminating's ability to compete successfully is greatly diminished.

         UIL Holdings' unregulated subsidiaries will be able to engage in unregulated utility business segments and obtain debt and equity financing without having to comply with Title 16 and without first having to obtain Connecticut Department of Public Utility Control approval. Following the restructuring, the unregulated subsidiaries will engage only in businesses that are not regulated by the Connecticut Department of Public Utility Control. As is the case with United Illuminating's present unregulated subsidiaries, these businesses will encounter competitive and other factors not generally experienced by United Illuminating and they will have different investment risks than those involved in the regulated distribution company business of United Illuminating.

         As of December 31, 1998, United Illuminating had approximately $1.9 billion of consolidated assets. The unregulated assets of United Illuminating's subsidiaries represented approximately 2% of United Illuminating's total consolidated assets. For 1998, United Illuminating had $686 million of annual operating revenues from its utility operations, and United Illuminating's unregulated subsidiaries had annual operating revenues of $62 million.

OTHER BENEFITS OF THE HOLDING COMPANY STRUCTURE

         Following is a summary of some of the other substantial benefits that may be derived from operating through the holding company structure.

         - The separation of United Illuminating's regulated utility operations from UIL Holdings operations in other non-regulated business segments will help allay the concern of the Connecticut Department of Public Utility Control that the assets and operations of the regulated distribution company not be used to subsidize the operations of any non-regulated businesses.

         - The business risk from the unregulated operations of UIL Holdings and its subsidiaries will not be transferred to United Illuminating's utility operations.

         - United Illuminating will obtain additional legal protection from the liabilities of the unregulated subsidiaries of UIL Holdings and, similarly, each of UIL Holdings' unregulated subsidiaries will obtain additional legal protection from the liabilities of each other unregulated subsidiary and from the liabilities of United Illuminating.

         - The holding company structure will permit the use of financing techniques that are more suited to the particular requirements, characteristics and risks of UIL Holdings' unregulated businesses without affecting the creditworthiness of United Illuminating.

                        PLAN OF MERGER AND SHARE EXCHANGE

         A copy of the plan of merger and share exchange is attached to this proxy statement and prospectus as Exhibit A. In order to implement the plan of merger and share exchange, United Illuminating has formed UIL Holdings as United Illuminating's wholly-owned subsidiary. UIL Holdings, in turn, has formed its own wholly-owned Connecticut corporation subsidiary named United Mergings, Inc. The plan of merger and share exchange has been unanimously approved by the boards of directors of United Illuminating, UIL Holdings and United Mergings, by United Illuminating as the sole shareowner of UIL Holdings, and by UIL Holdings as the sole shareowner of United Mergings. At the effective time of the plan of merger and share exchange, the following events will occur:

         - United Mergings will merge with and into United Illuminating with United Illuminating being the surviving corporation;

         - each outstanding share of United Merging's common stock will be automatically converted into one share of United Illuminating common stock;

         - each previously outstanding share of United Illuminating common stock will be automatically converted into one share of UIL Holdings common stock, except for shares with respect to which dissenters' rights have been properly exercised; and

         - each share of UIL Holdings common stock owned by United Illuminating will automatically be cancelled.

         Neither the certificate of incorporation of United Illuminating, nor United Illuminating's bylaws, will be affected by the plan of merger and share exchange. UIL Holdings is governed by its own separate certificate of incorporation that was filed with the Secretary of State of the State of Connecticut on March 22, 1999 and by its own separate bylaws. UIL Holdings' certificate of incorporation and bylaws are patterned on contemporary Connecticut business corporation models. Copies of these documents are attached to this proxy statement and prospectus as Exhibits C and D.

         The following are the only substantive differences between UIL Holdings' certificate of incorporation and United Illuminating's certificate of incorporation:

         - SPECIAL CHARTER. United Illuminating's certificate of incorporation, unlike UIL Holdings' certificate of incorporation, refers in the purpose clause to several Special Acts of the General Assembly of the State of

                  Connecticut that specify the franchises, the nature of United Illuminating's specially chartered businesses and its special rights, privileges and immunities as a regulated public utility company. These elements are unique to United Illuminating and cannot be acquired by or transferred to any other corporation without authorization by the Connecticut General Assembly.

         - AUTHORIZED CAPITAL STOCK. Under its certificate of incorporation, United Illuminating is authorized to issue the following amounts of capital stock:

                  - 30,000,000 shares of common stock, without par value per share;

                  - 1,119,612 shares of preferred stock, $100 par value per share;

                  - 2,400,000 shares of preferred stock, $25 par value per share; and

                  - 5,000,000 shares of preference stock, $25 par value per share.

                  Under its certificate of incorporation, UIL Holdings is authorized to issue the following amounts of capital stock:

                  - 30,000,000 shares of common stock, without par value per share;

                  - 1,000,000 shares of preferred stock, $100 par value per share;

                  - 4,000,000 shares of preferred stock, $25 par value per share; and

                  - 4,000,000 shares of preference stock, $25 par value per share.

         - ATTRIBUTES OF PREFERRED AND PREFERENCE STOCK. UIL Holdings certificate of incorporation gives the board of directors authority to determine the preferences, limitations and relative rights of its $100 par value preferred stock, as an entire class, of its $25 par value preferred stock, as an entire class, and of its $25 par value preference stock, as an entire class, before any shares of the class are issued. In United Illuminating's certificate of incorporation, these attributes of its $100 par value and $25 par value preferred stock, as an entire class, and of its $25 par value preference stock, as an entire class, have already been prescribed and are recited in the certificate of incorporation.

         There are no substantive differences between UIL Holdings' bylaws and United Illuminating's bylaws.

         The other outstanding securities of United Illuminating, including its debt instruments, will not be affected by the plan of merger and share exchange and each will remain an outstanding security of United Illuminating. United Illuminating will also continue to own all of the general partnership interests in United Capital Funding Partnership L.P. and United Illuminating will continue to guarantee the 9 5/8% Preferred Capital Securities, Series A (Liquidation Preference $25 per Security) of that partnership after the effective time of the plan of merger and share exchange. The plan of merger and share exchange can be carried out without the necessity of obtaining any approvals from the holders of United Illuminating's debt instruments or the holders of the 9 5/8% Preferred Capital Securities, Series A.

                          REQUIRED SHAREOWNER APPROVAL

         Under Connecticut law, the plan of merger and share exchange must be approved by two-thirds of the voting power of each voting group entitled to vote on it. The holders of United Illuminating common stock are the only voting group entitled to vote on the plan of merger and share exchange. Approval of the plan of merger and share exchange, therefore, requires the affirmative vote of two-thirds of the issued and outstanding shares of United Illuminating's common stock shareowners voting as a group. Since the voting requirement for approval relates to outstanding shares as opposed to shares voted at the meeting, broker and shareowner non-votes and abstentions both will have the legal effect of negative votes.

                               DISSENTERS' RIGHTS

         The Connecticut Business Corporation Act provides you with dissenters' rights of appraisal if you object to the plan of merger and share exchange and meet the statutory requirements contained in Sections 33-855 through 33-872 of the Connecticut Business Corporation Act. Under the Connecticut Business Corporation Act, if the plan of merger and share exchange is approved by United Illuminating shareowners and is completed, you may assert your dissenters' rights by doing all of the following:

         - deliver to United Illuminating, before the vote is taken, written notice of your intent to demand payment for your shares of United Illuminating common stock,

         - not vote your shares in favor of the plan of merger and share exchange, and

         - upon receipt of a dissenters' notice from United Illuminating, demand payment, certify whether you acquired beneficial ownership of the shares before the date set forth in the dissenters' notice, and deposit the certificate or certificates representing your shares in accordance with the terms of the dissenter's notice.

At the effective time of the plan of merger and share exchange, United Illuminating will pay to the shareowner the amount United Illuminating estimates to be the "fair value" of the shares of United Illuminating common stock as of the time immediately prior to the effective time of the plan of merger and share exchange.


         If you do not satisfy each of the requirements listed above, you will not be entitled to payment for your shares of United Illuminating common stock under the dissenters' rights provisions of the Connecticut Business Corporation Act and you will be bound by the terms of the plan of merger and share exchange. However, if you satisfy the first two requirements, but acquired beneficial ownership of your shares on or after the announcement date set forth in the dissenters' notice from United Illuminating you will be entitled to payment. United Illuminating may, however, elect to withhold payment unless you agree to accept, in full satisfaction of your demand, United Illuminating's estimate of the fair value of your shares.


         If United Illuminating's records show that you are a shareowner, but you are holding United Illuminating common stock for several beneficial owners, then you may assert dissenters' rights as to fewer than all the shares registered in your name only if you dissent with respect to all shares beneficially owned by any one person and notify United Illuminating in writing of the name and address of each person on whose behalf you assert dissenters' rights. Your rights in this situation are determined as if the shares as to which you are partially dissenting and your other shares were registered in the names of the different beneficial owners.

         If United Illuminating's records do not indicate that you are a shareowner, but you are the beneficial owner of shares of United Illuminating's common stock, then you may assert dissenters' rights as to shares held on your behalf only if

         - you submit to United Illuminating the record shareowner's written consent to the dissent not later than the time you assert dissenters' rights, and

         - you do so with respect to all shares of which you own or over which you have power to direct the vote.

         Set forth below is a more detailed summary of the procedures relating to the exercise of dissenters' rights under the provisions of Sections 33-855 through 33-372 of the Connecticut Business Corporation Act. A copy of these statutory provisions is attached to this proxy statement and prospectus as Exhibit B.

WRITTEN NOTICE

         The Connecticut Business Corporation Act requires that you take the following actions if you wish to assert dissenters' rights:

         - deliver to United Illuminating before the vote on approval of the plan of merger and share exchange is taken, written notice of your intent to demand payment for shares of United Illuminating common stock if the proposed plan of merger and share exchange is completed, and

         - not vote your shares of United Illuminating common stock in favor of the plan of merger and share exchange proposal.


ANY NOTICE BY A DISSENTING SHAREOWNER MUST BE RECEIVED BY UNITED ILLUMINATING AT 157 CHURCH STREET, NEW HAVEN, CONNECTICUT 06510, ATTENTION: TREASURER AND SECRETARY/MERGER PLAN, PRIOR TO THE VOTES BEING TAKEN AT THE SPECIAL MEETING.

NOTICE AND DEMAND

         Within ten days after the date on which the plan of merger and share exchange is approved by United Illuminating shareowners at the special meeting, United Illuminating must deliver a written dissenter's notice to each dissenting shareowner. The dissenter's notice will:

         - state where the payment demand must be sent and where and when certificates for certificated shares of United Illuminating common stock must be deposited,

         - inform holders of uncertificated shares of common stock to what extent transfer of the shares will be restricted after the payment demand is received,

         -        supply a form for demanding payment that

                  - includes the date, which was October 1, 1998, of the first announcement to the news media of the terms of the proposed plan of merger and share exchange, and

                  - requires that the shareowner asserting dissenter's rights certify whether or not he, she or it acquired beneficial ownership of United Illuminating common stock before that date,

         - prescribe a date by which United Illuminating must receive the payment demand, which date will be not less than 30 nor more than 60 days from the date the dissenters' notice is delivered to the dissenting shareowner, and

         - be accompanied by a copy of Sections 33-855 through 33-872 of the Connecticut Business Corporation Act, inclusive.

If you wish to assert dissenters' rights, you must make the payment demand, certify whether you acquired beneficial ownership of the shares of United Illuminating common stock before the October 1, 1998 announcement date set forth in the dissenters' notice, and deposit the United Illuminating common stock certificates in accordance with the terms of the dissenter's notice.

         At the effective time of the plan of merger and share exchange, United Illuminating must pay each dissenting shareowner that has complied with the applicable provisions of the Connecticut Business Corporation Act the amount estimated by United Illuminating to be the fair value of the dissenting shareowner's shares of United Illuminating common stock and provide to each dissenting shareholder financial data relating to United Illuminating and other specified information as required by the Connecticut Business Corporation Act. If the effective time of the plan of merger and share exchange is not within 60 days after the date set for demanding payment and depositing share certificates, United Illuminating will return the deposited certificates and, if the plan of merger and share exchange is subsequently carried out, United Illuminating will deliver a new dissenters' notice and repeat the payment demand procedure. If payment is not made on the date of the effective time of the plan of merger and share exchange, then United Illuminating will be obligated to pay accrued interest from the effective time of the plan of merger and share exchange until the date of payment, at the average rate paid by United Illuminating on its principal bank loans.

         United Illuminating may elect to withhold payment from a dissenting shareholder who acquired beneficial ownership of United Illuminating common stock after the October 1, 1998 date set forth in the dissenters' notice as the date of the first announcement of the terms of the proposed plan of merger and share exchange. If United Illuminating so elects to withhold payment, it must pay, after the date that the plan of merger and share exchange is carried out, to each dissenting shareowner who agrees to accept United Illuminating's estimate of the fair value of the dissenting shareowners shares in full satisfaction of the shareowner's payment demand, that amount plus accrued interest from the effective time of the plan of merger and share exchange until the date of payment at the average rate paid by United Illuminating on its principal bank loans.

COURT PROCEEDINGS

         If a dissenting shareowner believes that United Illuminating's estimated fair value of the shareowner's shares is less than their true fair value, that dissenting shareowner may, within 30 days after the payment is made or offered, notify United Illuminating in writing of the dissenting shareowner's own estimate of the fair value of the shares, and demand payment of value less any payments previously received by the dissenting shareowner. A dissenting shareowner waives the right to demand payment as described in this paragraph unless the dissenting shareowner gives United Illuminating the required notice and demand within 30 days after United Illuminating has made or offered payment for the dissenting shareowner's shares of

United Illuminating common stock. If a dissenting shareowner's payment demand remains unsettled, United Illuminating must

         - commence a proceeding in the Connecticut Superior Court within 60 days after receiving the shareowner's notice, to determine the fair value of the shares of United Illuminating common stock, or

         -        pay to the dissenting shareowner the fair value demanded.

The costs of a court proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, will generally be assessed against United Illuminating. The court may, however, assess the court costs, including the fees and expenses of counsel and experts, against any party involved in the dissenters' rights proceeding, including United Illuminating or any dissenting shareowner, if that party is found by the court to have acted arbitrarily, vexatiously or not in good faith with respect to the exercise of dissenters' rights under the Connecticut Business Corporation Act.

                          REQUIRED REGULATORY APPROVALS

         In addition to the shareowner approval described above, United Illuminating must obtain the approval of the Connecticut Department of Public Utility Control, under the Connecticut General Statutes, the Federal Energy Regulatory Commission under the Federal Power Act, and the Nuclear Regulatory Commission, under the Atomic Energy Act, in order to complete the plan of merger and share exchange.


         On November 13, 1998 United Illuminating filed with the Connecticut Department of Public Utility Control an application for approval to establish a holding company structure. Public hearings on the application were held by the Connecticut Department of Public Utility Control on February 18, 1999 and March 8, 1999. As part of its review of the application, the Connecticut Department of Public Utility Control considered the financial, technological and managerial suitability and responsibility of United Illuminating and the ability of United Illuminating to continue to provide safe, adequate and reliable service to the public through its plant, equipment and manner of operation if the application were to be approved. In a decision dated May 19, 1999, the Connecticut Department of Public Utility Control approved the application.

         An application will be filed with the Federal Energy Regulatory Commission on or about December 1, 1999 for approval of the plan of merger and share exchange. The application will be approved by the Federal Energy Regulatory Commission if it finds that the plan of merger and share exchange is consistent with the public interest.

         An application will be filed with the Nuclear Regulatory Commission on or about December 1, 1999 for approval of the plan of merger and share exchange. The application will be approved by the Nuclear Regulatory Commission if it finds that the reorganization of United Illuminating into a holding company structure will have no adverse effect on United Illuminating's financial health, on its ability to carry out its activities and responsibilities as a part-owner of two nuclear electric generating units, or on competition.


         The completion of the plan of merger and share exchange is conditioned upon the receipt of all of the foregoing governmental approvals.

                           REGULATION OF UIL HOLDINGS

         At the effective time of the plan of merger and share exchange, UIL Holdings will become a holding company within the meaning of the Public Utility Holding Company Act of 1935. However, UIL Holdings will be entitled to file an annual exemption statement with the Securities and Exchange Commission claiming exemption under Section 3(a)(1) of the Public Utility Holding Company Act, and thereby become and remain exempt from all provisions of the Public Utility Holding Company Act except Section 9(a)(2), which requires prior Securities and Exchange Commission approval of acquisitions of utility entities. The basis for this exemption will be that both UIL Holdings and United Illuminating, as UIL Holdings' only public utility subsidiary, will be incorporated in the same state, will be predominantly intrastate in character and will carry on their businesses substantially in their state of incorporation - Connecticut. The exemption will be available only so long as the utility business of United Illuminating, and of any other utility company subsidiary that UIL Holdings may create or acquire and from which UIL Holdings derives a material part of its income, is predominantly intrastate in nature. The exemption may also be revoked if the Securities and Exchange Commission determines that the exemption may be detrimental to the public interest or the interests of investors or consumers. UIL Holdings has no immediate plan to engage in any activity that would require it to register as a public utility holding company subject to regulation under the Public Utility Holding Company Act. However, the electric industry is in an environment of rapid change and such a possibility cannot be ruled out.

         Under present Connecticut and federal laws, UIL Holdings will not be subject to regulation by the Connecticut Department of Public Utility Control, the Federal Energy Regulatory Commission or the Nuclear Regulatory Commission, because it is not a public utility. Under these laws, a corporation is not a public utility unless it owns assets that are used to provide a public utility service. UIL Holdings' most significant asset will be its investment in United Illuminating, which will own assets that are used to provide a public utility service. However, this indirect ownership of assets by UIL Holdings will not be sufficient to make UIL Holdings a public utility under the laws as they are now written.

                           BUSINESSES OF UIL HOLDINGS


         Once the plan of merger and share exchange is completed, UIL Holdings will be a holding company that owns all of the common stock of United Illuminating. UIL Holdings will be able to engage, directly or through subsidiaries, in other businesses that are unrelated to the principal regulated utility business of United Illuminating. UIL Holdings will obtain financing for its operations from dividends and other distributions it receives from United Illuminating and its other subsidiaries, borrowings and the sale of its own equity and debt securities.


         United Illuminating has one wholly-owned subsidiary, United Resources, Inc., a Connecticut corporation, that presently serves as the parent corporation for several unregulated business corporations, each of which is incorporated separately in the State of Connecticut. United Illuminating will transfer its stock of United Resources to UIL Holdings immediately after the effective time of the plan of merger and share exchange. This transfer will complete the corporate restructuring by separating UIL Holdings regulated and unregulated business segments. United Resources' four subsidiaries engage in the different businesses described below:

         - American Payment Systems, Inc., United Resources' largest subsidiary, manages a national network of agents for the processing of bill payments made by customers of United Illuminating and other utilities.

         - Thermal Energies, Inc. is participating in the development of district heating and cooling facilities in the downtown New Haven, Connecticut area, including the energy center for an office tower and participation as a 52% partner in the energy center for a city hall and office tower complex.

         - Precision Power, Inc. and its subsidiaries provide power-related equipment and services to the owners of commercial buildings and industrial facilities.

         - United Bridgeport Energy, Inc. is participating in a merchant wholesale electric generating facility being constructed at the Bridgeport Harbor Station generating plant.

                            AMENDMENT OR TERMINATION

         United Illuminating and UIL Holdings may amend, modify or supplement the plan of merger and share exchange in any manner that is agreed upon by the boards of directors of United Illuminating and UIL Holdings at any time before or after approval of the plan of merger and share exchange by the shareowners of United Illuminating; provided, however, that no amendment, modification or supplement will be made which would, in the judgment of the board of directors of United Illuminating, materially and adversely affect the shareowners of United Illuminating.

         United Illuminating may terminate the plan of merger and share exchange at any time before or after its approval by United Illuminating's shareowners, by action of the board of directors of United Illuminating if United Illuminating's board of directors determines, in its sole discretion, that the share exchange would be inadvisable or not in the best interests of United Illuminating or its shareowners. In making this determination, United Illuminating's directors would consider

         - the nature of the Federal Energy Regulatory Commission approval under the Federal Power Act, and of any conditions imposed on UIL Holdings or United Illuminating in connection with obtaining that approval,

         - the nature of the Nuclear Regulatory Commission approval under the Atomic Energy Act, and of any conditions imposed on UIL Holdings or United Illuminating in connection with obtaining that approval,

         - the nature of any further regulatory approval requirements not now anticipated, or

         - demands for cash payments, if any, made by owners of United Illuminating common stock seeking to exercise statutory dissenters' rights.

United Illuminating is unable to predict under what other circumstances the plan of merger and share exchange might be terminated and abandoned.


                      EFFECTIVE DATE OF THE SHARE EXCHANGE

         The share exchange will become effective upon the filing of a Certificate of Merger and Share Exchange with the Secretary of the State of Connecticut on a date to be selected by United Illuminating and UIL Holdings as provided in the plan of merger and share exchange. Subject to the receipt of required regulatory and shareholder approvals, it is expected that the effective date will occur on __________ __, ____, or as soon thereafter as is practicable. United Illuminating has no control over the timing of required regulatory approvals. United Illuminating cannot predict when, or if, the regulatory approvals will be obtained.


                   EXCHANGE OF STOCK CERTIFICATES NOT REQUIRED

         If the share exchange is effected, it will not be necessary for owners of United Illuminating common stock to make a physical exchange of their existing stock certificates for stock certificates of UIL Holdings. The owners of United Illuminating common stock will automatically become the owners of shares of UIL Holdings common stock on a share-for-share basis. The present stock certificates of United Illuminating will automatically represent shares of UIL Holdings common stock. After the share exchange, as presently outstanding certificates of United Illuminating common stock are presented for transfer, new certificates bearing UIL Holdings name "UIL Holdings Corporation" will be issued.

         UIL Holdings may elect to offer direct registration to owners of its common stock. Through the direct registration system, a UIL Holdings shareowner may elect to have a statement-based account, rather than having to keep track of share certificates. This would eliminate the risk of loss, theft or destruction of share certificates and provide convenience to UIL Holdings and its shareowners.


                         FEDERAL INCOME TAX CONSEQUENCES

         The following discussion summarizes the Federal income tax considerations relating to the plan of merger and share exchange, and the subsequent distribution by United Illuminating of its stock of United Resources to UIL Holdings immediately after the effective time of the plan of merger and share exchange. This summary does not discuss all aspects of federal taxation that may be relevant to owners of United Illuminating common stock who are subject to special treatment under the Federal income tax laws.

         Completion of the plan of merger and share exchange and the subsequent distribution by United Illuminating of its stock of United Resources to UIL Holdings is conditioned upon the receipt, on or before the effective time of the plan of merger and share exchange, of a confirmatory opinion of Wiggin & Dana, general counsel to United Illuminating, satisfactory to the board of directors of United Illuminating, to the effect that:

         - The share exchange will be treated as a transfer of all of the outstanding United Illuminating common stock by the owners of the common stock to UIL Holdings solely in exchange for all of the outstanding UIL Holdings common stock, in an exchange qualifying for nonrecognition under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code.


         - No gain or loss will be recognized by the owners of United Illuminating common stock as a result of the share exchange.

         - The tax basis of the shares of UIL Holdings common stock received in the share exchange by a United Illuminating shareowner will have the same tax basis as the shares of United Illuminating common stock that the United Illuminating shareowner owned immediately prior to the share exchange, and the holding period for the shares of UIL Holdings common stock will include the period during which the United Illuminating shareowner held the shares of United Illuminating common stock provided that the shares of United Illuminating common stock were held as capital assets at the effective time of the plan of merger and share exchange.

         - No income, gain or loss will be recognized by UIL Holdings as a result of the share exchange.

         - Gain or loss will be recognized by United Illuminating shareowners who properly perfect their dissenters' rights under the Connecticut Business Corporation Act, measured by the difference between the amount of cash received other than any amount constituting interest, which should be ordinary income to the shareowners and the basis of the shares of United Illuminating common stock that are exchanged therefor. The gain or loss will be capital gain or loss provided that the shares of United Illuminating common stock were held as capital assets at the effective time of the plan of merger and share exchange, and will be long-term capital gain or loss if the shares were held for more than one year at that time.

         - No gain or loss will be recognized by the owners of UIL Holdings common stock as a result of the distribution of United Resources stock by United Illuminating to UIL Holdings.


         - United Illuminating will not recognize any gain upon the distribution of United Resources stock to UIL Holdings. The amount that the fair market value of the United Resources stock exceeds United Illuminating's basis in such stock at the time of the distribution of such stock to UIL Holdings will represent a deferred gain which will be recognized only at the time UIL Holdings sells the United Resources stock outside the consolidated group or if United Illuminating is no longer is a member of the consolidated group.

         - UIL Holdings will not recognize any gain upon the receipt of the United Resources stock from United Illuminating. UIL Holdings, however, will reduce its basis in United Illuminating stock by the fair market value of the United Resources stock.

         - Any further distributions by United Illuminating to UIL Holdings will continue to reduce UIL Holdings' basis in United Illuminating stock. Future distributions in excess of UIL Holdings' adjusted basis will result in an excess loss account and a negative basis for UIL Holdings. If the excess loss account and negative basis exist at the time UIL Holdings disposes its United Illuminating stock outside the consolidated group, UIL Holdings shall include in its gross income the amount of its excess loss account in United Illuminating stock and the amount included shall be treated as gain from the sale of stock.

         - Upon the distribution of the United Resources stock to UIL Holdings, United Illuminating will reduce its earnings and profits in the amount of its adjusted basis in the United Resources stock. There will, however, be no change in the earnings and profits of UIL Holdings.


         These statements and conclusions constitute the opinion of Wiggin & Dana regarding the material Federal income tax consequences of the merger, share exchange and reorganization. They are based on the assumptions that:

         - The owners of at least 80% of United Illuminating's common stock exchange their stock for UIL Holdings common stock.


         - Following the plan of merger and the share exchange, UIL Holdings will file consolidated Federal income tax returns with United Illuminating, United Resources, American Payment Systems, Inc., Thermal Energies, Inc., Precision Power, Inc., its subsidiaries, and United Bridgeport Energy, Inc.

         - At the time United Illuminating distributes its United Resources stock to UIL Holdings, the fair market value of that stock (representing the aggregate fair market value of all of the shares of stock of American Payment Systems, Inc., Thermal Energies, Inc., Precision Power, Inc., its subsidiaries, and United Bridgeport Energy, Inc.) does not exceed 10% of the fair market value of United Illuminating's net assets and 30% of the fair market value of United Illuminating's gross assets. United Illuminating estimates that, at September 30, 1999, the fair market value of its United Resources, Inc. stock was less than 1% of the fair market value of either United Illuminating's net assets or its gross assets.

Wiggin & Dana's opinion is not binding in any manner upon the Internal Revenue Service. The statements and conclusions are based on existing Federal income tax law, regulations, judicial interpretations, and other published guidance, all of which are subject to change and differing interpretation.

         The above discussion is limited to a summary of material Federal income tax consequences of the plan of merger and share exchange to United Illuminating shareowners and UIL Holdings. It does not address the tax consequences of any other transaction to which a United Illuminating shareowner may have been or may become a party and which is beyond the knowledge and control of United Illuminating. The discussion also does not address non-income, state, local or foreign tax consequences associated with the plan of merger and share exchange. It does not address all aspects of Federal income taxation that may be relevant in the particular circumstances of each shareowner or to certain types of shareowners including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations, foreign estates and trusts, persons who are not citizens or residents of the United States, and persons who acquired United Illuminating common stock under an employee stock purchase plan, or otherwise as compensation.

         Each United Illuminating shareowner is urged to consult his, her or its own tax advisor as to the particular tax consequences of the share exchange for that shareowner, including the effect and applicability of Federal, state, local and foreign income and other tax laws.

                    DESCRIPTION OF UIL HOLDINGS CAPITAL STOCK

GENERAL

         UIL Holdings has 39,000,000 shares of authorized capital stock, consisting of 30,000,000 shares of common stock, 5,000,000 shares of preferred stock, and 4,000,000 shares of preference stock. There are 100 shares of UIL Holdings common stock presently outstanding, all of which are owned of record and beneficially by United Illuminating, and no shares of UIL Holdings preferred stock or preference stock are outstanding.

         Upon completion of the plan of merger and share exchange, UIL Holdings will have issued and outstanding a number of shares of its common stock that is equal to the number of shares of United Illuminating common stock that were issued and outstanding immediately prior to the effective time of the plan of merger and share exchange, owned by those persons who owned United Illuminating common stock immediately prior to the effective time of the plan of merger and share exchange, except for the number of shares owned by those persons who properly exercise their dissenters' rights. The number and designation of the authorized shares of capital stock of UIL Holdings and the absence of outstanding shares of UIL Holdings preferred stock and preference stock will not change as a result of the plan of merger and share exchange.

         The following is a summary of the rights and privileges of the owners of UIL Holdings capital stock. UIL Holdings certificate of incorporation and bylaws, as they will be in effect at and after the effective time of the plan of merger and share exchange, are set forth in Exhibits C and D, respectively, attached to this proxy statement and prospectus.

PREFERRED STOCK

     UIL Holdings authorized preferred stock will be issuable in one or more series, from time to time, as the Board of Directors of UIL Holdings may determine. Each series of UIL Holdings preferred stock will be issued in the number of shares and will have the relative rights, preferences and limitations and the conversion and redemption terms as are prescribed by resolutions of the board of directors of UIL Holdings, all to the extent and in the manner provided by applicable law.

PREFERENCE STOCK

     UIL Holdings authorized preference stock will be issuable in one or more series, from time to time, as the board of directors of UIL Holdings may determine. Each series of UIL Holdings preference stock will be issued in the number of shares and will have the relative rights, preferences and limitations and the conversion and redemption terms as are provided by resolutions of the board of directors of UIL Holdings, all to the extent and in the manner provided by applicable law.

COMMON STOCK

         DIVIDEND RIGHTS. Subject to the limitations, if any, specified with respect to the preferred stock and the preference stock, or any series thereof, issued by UIL Holdings from time to time, dividends may be paid on shares of UIL Holdings common stock, out of the funds legally available therefor, when and as declared by UIL Holdings board of directors.

         LIQUIDATION RIGHTS. Subject to the limitations, if any, specified with respect to the preferred stock and the preference stock, or any series thereof, issued by UIL Holdings from time to time, in the event of any dissolution or other winding up of UIL Holdings, whether voluntary or involuntary, the assets of UIL Holdings available for payment and distribution to shareholders will be distributed ratably to the holders of UIL Holdings common stock.

         VOTING RIGHTS. Except as otherwise provided in any statute of the State of Connecticut or as otherwise specified with respect to the preferred stock or any series thereof of UIL Holdings, all voting power vests exclusively in the owners of UIL Holdings common stock.


         MISCELLANEOUS. UIL Holdings common stock has no cumulative voting rights, preemptive or conversion rights or redemption or sinking fund provisions, and the outstanding shares of UIL Holdings common stock will be fully paid and non-assessable. Except for restrictions on transfer imposed upon UIL Holdings common stock as the result of any applicable laws, including applicable Federal and state securities laws, UIL Holdings common stock is freely transferable and not subject to any restrictions on alienability.

LISTING OF UIL HOLDINGS COMMON STOCK

         UIL Holdings will apply to have its common stock listed on the New York Stock Exchange. It is expected that the listing will become effective at the effective time of the plan of merger and share exchange, subject to the rules of the New York Stock Exchange. UIL Holdings expects to use "UIL" as its stock exchange ticker symbol, which is the symbol currently used for United Illuminating. Information concerning the stock exchange ticker symbol and quotation listings in newspapers will be announced to shareowners as soon as it is available. UIL Holdings reserves the right to terminate its listing on any exchange in the future, upon notice to shareowners and compliance with its listing agreements.

DIVIDENDS

         UIL Holdings does not now, nor does it intend to, conduct directly any business operations from which it will derive any revenues. Dividends on UIL Holdings common stock will depend upon the earnings, financial condition and capital requirements of United Illuminating and, to a lesser extent, UIL Holdings' other subsidiaries. In addition, payment of dividends on the United Illuminating common stock will continue to be subject to the rights of owners of any outstanding United Illuminating preferred stock and preference stock with respect to dividends.


         UIL Holdings expects to declare and pay quarterly dividends on its common stock on the same schedule as that now followed by United Illuminating with respect to United Illuminating common stock dividends. The quarterly dividend most recently declared by the United Illuminating board of directors on United Illuminating common stock was 72 cents per share, payable on January 3, 2000 to owners of record at the close of business on December 9, 1999.


                    DIRECTORS AND MANAGEMENT OF UIL HOLDINGS

         The directors of United Illuminating will also become the directors of UIL Holdings at the effective time, and they will serve as the directors of UIL Holdings until the first special meeting of shareowners of UIL Holdings following the effective time of the plan of merger and share exchange.

         The following persons, each of who is currently an executive officer of United Illuminating, will hold, at least initially, in addition to the office held by him with United Illuminating, the following office of UIL Holdings:

     NAME                                            TITLE
     ----                                            -----

Nathaniel D. Woodson              Chairman of the Board of Directors and Chief
                                  Executive Officer


Robert L. Fiscus                  Vice Chairman of the Board of Directors, Chief
                                  Financial  Officer,
                                  Treasurer and Secretary


         Information concerning United Illuminating's executive officers is set forth in United Illuminating's Annual Report on Form 10-K for the fiscal year ended December 31, 1998. This information is incorporated into this proxy statement and prospectus by reference.

                          OFFICER EMPLOYMENT CONTRACTS

         United Illuminating has entered into employment agreements with its officers, each of which includes provisions that will become applicable if there is a change in control of United Illuminating. None of these provisions will become applicable by reason of the implementation of the plan of merger and share exchange.

                          STOCK OPTION AND OTHER PLANS

         If the plan of merger and share exchange is completed, the United Illuminating Dividend Reinvestment and Common Stock Purchase Plan and all employee stock option, stock ownership and stock purchase plans will be assumed by UIL Holdings and UIL Holdings common stock will be delivered instead of United Illuminating common stock under the plans.

                          TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for United Illuminating common stock is American Stock Transfer & Trust Company. American Stock Transfer & Trust Company will also be the transfer agent and registrar for UIL Holdings common stock.

                              FINANCIAL STATEMENTS


         United Illuminating's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as amended, contains United Illuminating's consolidated financial statements and other financial information.

         United Illuminating's Quarterly Report on Form 10-Q for the period ending September 30, 1999 contains an unaudited consolidated balance sheet of United Illuminating as of September 30, 1999 and unaudited consolidated statements of income and cash flows for the period January 1, 1999 through September 30, 1999 and for the corresponding period January 1, 1998 through September 30, 1998.


         Separate financial statements of UIL Holdings are not presented in this proxy statement and prospectus because UIL Holdings is an inactive company without material assets or liabilities or an operating history. Pro forma financial effects of the plan of merger and share exchange are not set forth in this proxy statement and prospectus since, on a consolidated basis, no change will result from the plan of merger and share exchange.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE HOLDING COMPANY STRUCTURE.


                                           By Order of the Board of Directors
__________ __, ____                        ROBERT L.  FISCUS,  VICE  CHAIRMAN,
                                           CHIEF  FINANCIAL
                                           OFFICER, TREASURER AND SECRETARY

                                    EXHIBIT A

                 AGREEMENT AND PLAN OF MERGER AND SHARE EXCHANGE

         AGREEMENT AND PLAN OF MERGER AND SHARE EXCHANGE, dated as of ________________, 1999 (this "Agreement"), by and among The United Illuminating Company, a specially chartered Connecticut corporation ("UI"), UIL Holdings Corporation, a Connecticut corporation ("Holdings"), and United Mergings, Inc., a Connecticut corporation ("Mergings").

         WHEREAS, the authorized capital stock of UI consists of (a) 30,000,000 shares of common stock, without par value (the "UI Common Stock"), (b) 1,119,612 shares of preferred stock, $100.00 par value per share, (c) 2,400,000 shares of preferred stock, $25.00 par value per share, and (d) 5,000,000 shares of preferred stock designated as preference stock, $25.00 par value per share; and

     WHEREAS, the authorized capital stock of Holdings consists of 30,000,000 shares of common stock, without par value (the "Holdings Common Stock"), of which 100 shares are issued and outstanding as of the date hereof and held beneficially and of record by United Illuminating (b) 1,000,000 shares of preferred stock, $100.00 par value per share, (c) 4,000,000 shares of preferred stock, $25.00 par value per share, and (d) 4,000,000 shares of preferred stock designated as preference stock, $25.00 par value per share; and

         WHEREAS, the authorized capital stock of Mergings consists of 10,000 shares of common stock, without par value (the "Mergings Common Stock") of which 100 shares are issued and outstanding as of the date hereof and held beneficially and of record by Holdings; and

         WHEREAS, the respective Boards of Directors of United Illuminating, Holdings and Mergings have deemed it advisable and in the best interests of United Illuminating, Holdings and Mergings and their respective shareholders that (i) Mergings be merged with and into United Illuminating, with UI being the surviving corporation, (ii) each outstanding share of Mergings Common Stock be converted into one share of UI Common Stock, (iii) each outstanding share of UI Common Stock (excluding shares with respect to which dissenters' rights have been properly exercised) be converted into one share of Holdings Common Stock, and (iv) each share of Holdings Common Stock owned by UI be cancelled, all upon the terms and conditions herein provided (the "Plan of Merger and Share Exchange"); and

         WHEREAS, United Illuminating as the sole shareowner of Holdings, and Holdings as the sole shareowner of Mergings, have each approved the Plan of Merger and Share Exchange, and the Board of Directors of UI has recommended that the shareowners of UI who are entitled to vote thereon approve the Plan of Merger and Exchange at a Special Meeting of the Shareowners of UI;

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, United Illuminating, Holdings and Mergings hereby agree to merge and exchange shares in accordance with the following plan:

                                    ARTICLE I

                            MERGER AND SHARE EXCHANGE

         On the Effective Date (as defined in Article III hereof) (i) Mergings shall be merged (the "Merger") with and into United Illuminating with UI being the surviving corporation (United Illuminating as constituted after the Effective Time, is sometimes referred to herein as the "Surviving Corporation"),
(ii) each outstanding share of Mergings Common Stock shall be automatically converted into and exchanged for one share of UI Common Stock, (iii) each outstanding share of UI Common Stock (excluding shares with respect to which dissenters' rights have been properly exercised) shall be automatically converted into and exchanged for one share of Holdings Common Stock, and
(iv) each share of Holdings Common Stock owned by UI shall be automatically cancelled. The exchange of shares of UI Common Stock for shares of Holdings Common Stock, the related exchange of shares of Mergings Common Stock for shares of UI Common Stock and the related cancellation of shares of Holdings Common Stock owned by United Illuminating are hereinafter referred to as the "Share Exchange".

         None of the other securities of United Illuminating, including its issued and outstanding preferred stock and preference stock, if any, shall be converted, exchanged or otherwise affected by the Merger or the Share Exchange.

                                   ARTICLE II

                       EFFECT OF MERGER AND SHARE EXCHANGE

         The Merger and the Share Exchange shall be effected in accordance with, and be subject to, the provisions of the applicable statutes of the State of Connecticut. The effect of the Merger and the Share Exchange shall be that provided herein and in Section 33-820 of the Connecticut Business Corporation Act ("CBCA").

                                   ARTICLE III

                                 EFFECTIVE DATE

         Subject to the satisfaction or waiver of the conditions and obligations of the parties hereto, the Merger and the Share Exchange shall be effective at the close of business on the date of the filing of a Certificate of Merger and Share Exchange with the Secretary of the State of the State of Connecticut (the "Effective Date").

                                   ARTICLE IV

                TERMS AND CONDITIONS OF MERGER AND SHARE EXCHANGE

         A. On the Effective Date, the Certificate of Incorporation of UI as in existence on the Effective Date shall, without any further action on the part of the shareowners of UI or Mergings, be the Certificate of Incorporation of the Surviving Corporation. The Bylaws of UI shall be the Bylaws of the Surviving Corporation until altered, amended or repealed.

         B. On the Effective Date, (i) each certificate that prior thereto represented an outstanding share or outstanding shares of UI Common Stock shall be deemed for all corporate purposes to evidence the ownership of the same number of shares of Holdings Common Stock, (ii) each certificate that prior thereto represented outstanding shares of Mergings Common Stock shall be deemed for all corporate purposes to evidence the ownership of the same number of shares of the Surviving Corporation's Common Stock, and (iii) each certificate held by UI that prior thereto represented outstanding shares of Holdings Common Stock shall be cancelled.

         C. On and after the Effective Date, the members of the Board of Directors of UI shall be the members of the Board of Directors of the Surviving Corporation, the officers of UI shall be the officers of the Surviving Corporation, and said directors shall hold office until the next annual meeting of the shareowners of the Surviving Corporation or as otherwise provided by law or the Bylaws of the Surviving Corporation.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

         The consummation of the Merger and the Share Exchange is subject to the following conditions precedent:

         A. the approval of the Plan of Merger and Share Exchange by the shareowners of UI;

         B. the approval for listing, upon official notice of issuance, by the New York Stock Exchange, of the Holdings Common Stock to be issued in accordance with the Plan of Merger and Share Exchange;

         C. the receipt of such orders, authorizations, approvals or waivers from regulatory bodies, boards or agencies as are required in connection with the Merger and the Share Exchange;


         D. the receipt by UI of a tax opinion acceptable to UI's Board of Directors as to the Federal income tax consequences of the Merger and the Share Exchange;


         E. the satisfaction of the respective obligations of the parties hereto in accordance with the terms and conditions herein contained; and

         F. the execution and filing of the appropriate Certificate of Merger and Share Exchange with the Secretary of the State of the State of Connecticut.

                                   ARTICLE VI

               AMENDMENTS, MODIFICATIONS, WAIVERS AND TERMINATION

         This Agreement may be amended, modified or supplemented, or compliance with any provision or condition hereof may be waived, at any time, by the mutual consent of the Boards of Directors of United Illuminating, Holdings and Mergings; provided, however, that no such amendment, modification, supplement or waiver shall be made or effected, if such amendment, modification, supplement or waiver, in the judgment of the Board of Directors of United Illuminating would materially and adversely affect the shareowners of United Illuminating.

         This Agreement may be terminated and the Plan of Merger and Share Exchange and related transactions abandoned at any time prior to the time the Certificate of Merger and Share Exchange is filed with the Secretary of the State of the State of Connecticut, if the Board of Directors of UI determines, in its sole discretion, that consummation of the Merger and the Share Exchange would be inadvisable or not in the best interests of UI or its shareowners.

                                   ARTICLE VII

                               SHAREOWNER APPROVAL

         This Agreement shall be submitted to the shareowners of UI entitled to vote with respect to the Plan of Merger and Share Exchange for their approval as provided by the CBCA. United Illuminating as the sole shareowner of Holdings, and Holdings, as the sole shareowner of Mergings, have each authorized and approved the Plan of Merger and Share Exchange.

                                  ARTICLE VIII

                               FURTHER ASSURANCES

         In case at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party may request, all at the sole cost and expense of the requesting party.

     IN WITNESS WHEREOF, each of the corporate parties hereto, pursuant to authority granted by their respective Boards of Directors, has caused this Agreement and Plan of Merger and Share Exchange to be executed by its duly authorized officer, as of the date first above written.

                                      THE UNITED ILLUMINATING COMPANY


                                      By:__________________________________
                                      Name:   Robert L. Fiscus
                                      Title:  Vice Chairman of the Board
                                              of Directors
                                              and Chief Financial Officer


                                      UIL HOLDINGS CORPORATION


                                      By:__________________________________
                                      Name:   Robert L. Fiscus
                                      Title:  Vice Chairman of the Board
                                              of Directors
                                              and Chief Financial Officer


                                      UNITED MERGINGS, INC.


                                      By:__________________________________
                                      Name:   Robert L. Fiscus
                                      Title:  Vice Chairman of the Board
                                              of Directors
                                              and Chief Financial Officer

                                    EXHIBIT B

                                     COPY OF
                         SECTIONS 33-855 THROUGH 33-872
                                     OF THE
                      CONNECTICUT BUSINESS CORPORATION ACT


         PART XIII.  DISSENTERS' RIGHTS

         (A)  RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

SECTION 33-855.  DEFINITIONS.

         As used in sections 33-855 to 33-872, inclusive:

         (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

         (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 33-856 and who exercises that right when and in the manner required by sections 33-860 to 33-868, inclusive.

         (3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

         (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

         (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

         (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

         (7) "Shareholder" means the record shareholder or the beneficial shareholder.

SECTION 33-856.  RIGHT TO DISSENT.

         (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

         (1) Consummation of a plan of merger to which the corporation is a party (A) if shareholder approval is required for the merger by section 33-817 or the certificate of incorporation and the shareholder is entitled to vote on the merger or (B) if the corporation is a subsidiary that is merged with its parent under section 33-818;

         (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

         (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

         (4) An amendment of the certificate of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it: (A) Alters or abolishes a preferential right of the shares; (B) creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares; (C) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (D) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or (E) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 33-668; or

         (5) Any corporate action taken pursuant to a shareholder vote to the extent the certificate of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

         (b) Where the right to be paid the value of shares is made available to a shareholder by this section, such remedy shall be his exclusive remedy as holder of such shares against the corporate transactions described in this section, whether or not he proceeds as provided in sections 33-855 to 33-872, inclusive.

SECTION 33-857.  DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

         (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

         (b) A beneficial shareholder may assert dissenters' rights as to the shares held on his behalf only if: (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and (2) he does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

Sections 33-858, 33-859.  Reserved for future use.

                (B) PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

SECTION 33-860.  NOTICE OF DISSENTERS' RIGHTS.

         (a) If proposed corporate action creating dissenters' rights under section 33-856 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under sections 33-855 to 33-872, inclusive, and be accompanied by a copy of said sections.

         (b) If corporate action creating dissenters' rights under section 33-856 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in section 33-862.

SECTION 33-861.  NOTICE OF INTENT TO DEMAND PAYMENT.

         (a) If proposed corporate action creating dissenters' rights under section 33-856 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (1) shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (2) shall not vote his shares in favor of the proposed action.

         (b) A shareholder who does not satisfy the requirements of subsection
(a) of this section is not entitled to payment for his shares under sections 33-855 to 33-872, inclusive.

SECTION 33-862.  DISSENTERS' NOTICE.

         (a) If proposed corporate action creating dissenters' rights under section 33-856 is authorized at a shareholder's meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 33-861.

         (b) The dissenters' notice shall be sent no later than ten days after the corporate action was taken and shall:

         (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

         (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

         (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

         (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the subsection (a) of this section notice is delivered; and

         (5) Be accompanied by a copy of sections 33-855 to 33-872, inclusive.

SECTION 33-863.  DUTY TO DEMAND PAYMENT.

         (a) A shareholder sent a dissenters' notice described in section 33-862 must demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to subdivision (3) of subsection (b) of said section and deposit his certificates in accordance with the terms of the notice.

         (b) The shareholder who demands payment and deposits his share certificates under subsection (a) of this section retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

         (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under sections 33-855 to 33-872, inclusive.

SECTION 33-864.  SHARE RESTRICTIONS.

         (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 33-866.

         (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

SECTION 33-865.  PAYMENT.

         (a) Except as provided in section 33-867, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with section 33-863 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

         (b) The payment shall be accompanied by: (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any; (2) a statement of the corporation's estimate of the fair value of the shares; (3) an explanation of how the interest was calculated; (4) a statement of the dissenter's right to demand payment under section 33-860; and
(5) a copy of sections 33-855 to 33-872, inclusive.

SECTION 33-866.  FAILURE TO TAKE ACTION.

         (a) If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertified shares.

         (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under section 33-862 and repeat the payment demand procedure.

SECTION 33-867.  AFTER-ACQUIRED SHARES.

         (a) A corporation may elect to withhold payment required by section 33-865 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

         (b) To the extent the corporation elects to withhold payment under subsection (a) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenters' rights to demand payment under section 33-868.

SECTION 33-868.  PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

         (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate, less any payment under section 33-865, or reject the corporation's offer under section 33-867 and demand payment of the fair value of his shares and interest due, if:

         (1) The dissenter believes that the amount paid under section 33-865 or offered under section 33-867 is less than the fair value of his shares or that the interest due is incorrectly calculated;

         (2) The corporation fails to make payment under section 33-865 within sixty days after the date set for demanding payment; or

         (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

         (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection (a) of this section within thirty days after the corporation made or offered payment for his shares.

SECTIONS 33-869, 33-870.  RESERVED FOR FUTURE USE.

                        (C) JUDICIAL APPRAISAL OF SHARES

SECTION 33-871.  COURT ACTION.

         (a) If a demand for payment under section 33-868 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

         (b) The corporation shall commence the proceeding in the superior court for the judicial district where a corporation's principal office or, if none in this state, its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the superior court for the judicial district where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

         (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

         (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

         (e) Each dissenter made a party to the proceeding is entitled to judgment (1) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation, or (2) for the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under section 33-867.

SECTION 33-872.  COURT COSTS AND COUNSEL FEES

         (a) The court in an appraisal proceeding commenced under section 33-871 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under section 33-868.

         (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the courts finds equitable: (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 33-860 to 33-868, inclusive; or (2) against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by sections 33-855 to 33-872, inclusive.

         (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                    EXHIBIT C


                          CERTIFICATE OF INCORPORATION
                                       OF
                            UIL HOLDINGS CORPORATION


         SECTION 1. The name of the corporation is UIL HOLDINGS CORPORATION (the "Corporation").

         SECTION 2. The purpose of the Corporation is to engage in the businesses and activities that a corporation is authorized to engage in by virtue of the Connecticut Business Corporation Act in effect on the effective date hereof and as it may be amended or superseded from time to time after the effective date hereof.

         SECTION 3. The street address of the Corporation's initial registered office is 157 Church Street, New Haven, Connecticut; and the name of the corporation's initial registered agent at that office is Kurt Mohlman.

         SECTION 4. The name of the Corporation's incorporator is Robert L. Fiscus, whose address is 86 Cricket Lane, Shelton, Connecticut.

         SECTION 5. The classes of shares, and the number of shares of each class, that the Corporation is authorized to issue are as follows:

         (a) COMMON STOCK. Thirty million (30,000,000) shares of a class of shares designated "Common Stock," without par value. The Common Stock shares of the Corporation shall have unlimited voting rights and shall be entitled to receive the net assets of the Corporation upon its dissolution. Each share of the Common Stock of the Corporation shall have preferences, limitations and relative rights that are identical with those of the other shares of the Common Stock of the Corporation.

         (b) PREFERRED STOCK - $100 PAR VALUE. One million (1,000,000) shares of a class of shares designated "Preferred Stock - $100 Par Value," having a par value of $100 per share. Before the issuance of any shares of the Preferred Stock - $100 Par Value of the Corporation, the Board of Directors of the Corporation shall determine the preferences, limitations and relative rights, within the limits prescribed by statute, of such class of shares that shall be identical among all of the shares of such class of shares. Shares of the Preferred Stock - $100 Par Value of the Corporation shall be issued in one or more series. Before the issuance of the shares of any series of the Preferred Stock - $100 Par Value, the Board of Directors of the Corporation shall give such series a distinguishing designation and shall determine the preferences, limitations and relative rights, within the limits prescribed by statute, of such series of shares. Each share of a series of the Preferred Stock - $100 Par Value of the Corporation shall have preferences, limitations and relative rights that are identical with those of the other shares of such series of shares and, except to the extent otherwise provided in the description of the preferences, limitations and relative rights prescribed for such series of shares by the Board of Directors of the Corporation, with those of the other shares of the Preferred Stock - $100 Par Value of the Corporation.

         (b) PREFERRED STOCK - $25 PAR VALUE. Four million (4,000,000) shares of a class of shares designated "Preferred Stock - $25 Par Value," having a par value of $25 per share. Before the issuance of any shares of the Preferred Stock - $25 Par Value of the Corporation, the Board of Directors of the Corporation shall determine the preferences, limitations and relative rights, within the limits prescribed by statute, of such class of shares that shall be identical among all of the shares of such class of shares. Shares of the Preferred Stock -$25 Par Value of the Corporation shall be issued in one or more series. Before the issuance of the shares of any series of the Preferred Stock - $25 Par Value, the Board of Directors of the Corporation shall give such series a distinguishing designation and shall determine the preferences, limitations and relative rights, within the limits prescribed by statute, of such series of shares. Each share of a series of the Preferred Stock - $25 Par Value of the Corporation shall have preferences, limitations and relative rights that are identical with those of the other shares of such series of shares and, except to the extent otherwise provided in the description of the preferences, limitations and relative rights prescribed for such series of shares by the Board of Directors of the Corporation, with those of the other shares of the Preferred Stock - $25 Par Value of the Corporation.

         (b) PREFERENCE STOCK. Four million (4,000,000) shares of a class of shares designated "Preference Stock," having a par value of $25 per share. Before the issuance of any shares of the Preference Stock of the Corporation, the Board of Directors of the Corporation shall determine the preferences, limitations and relative rights, within the limits prescribed by statute, of such class of shares that shall be identical among all of the shares of such class of shares. Shares of the Preference

Stock of the Corporation shall be issued in one or more series. Before the issuance of the shares of any series of the Preference Stock, the Board of Directors of the Corporation shall give such series a distinguishing designation and shall determine the preferences, limitations and relative rights, within the limits prescribed by statute, of such series of shares. Each share of a series of the Preference Stock of the Corporation shall have preferences, limitations and relative rights that are identical with those of the other shares of such series of shares and, except to the extent otherwise provided in the description of the preferences, limitations and relative rights prescribed for such series of shares by the Board of Directors of the Corporation, with those of the other shares of the Preference Stock of the Corporation.

         SECTION 6. All corporate powers of the Corporation shall be exercised by or under authority of, and the business and affairs of the Corporation shall be managed under the direction of, a Board of Directors consisting of not less than three nor more than fifteen individuals, with the number fixed in, and increased or decreased from time-to-time by amendment of, the Bylaws of the Corporation, each of which individuals shall be a shareowner of the Corporation.

         SECTION 7. No person who is or was a director of the Corporation shall be personally liable to the Corporation or its shareowners for monetary damages for breach of duty as a director in an amount that exceeds the compensation received by the director for serving the Corporation during the year of the violation, if such breach did not (A) involve a knowing and culpable violation of law by the director, (B) enable the director or an associate, as defined in Section 33-840 of the Connecticut General Statutes on the effective date hereof and as it may be amended or superseded from time to time after the effective date hereof, to receive an improper personal economic gain, (C) show a lack of good faith and a conscious disregard for the duty of the director to the Corporation under circumstances in which the director was aware that his or her conduct or omission created an unjustifiable risk of serious injury to the Corporation, (D) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the Corporation, or (E) create liability under
Section 33-757 of the Connecticut General Statutes as constituted on the effective date hereof and as it may be amended or superseded from time to time after the effective date hereof.

         SECTION 8. The Corporation shall be obligated to indemnify a director for liability, as defined in subdivision (5) of Section 33-770 of the Connecticut General Statutes on the effective date hereof and as it may be amended or superseded from time to time after the effective date hereof, to any person for any action taken, or any failure to take any action, as a director, except liability that (a) involved a knowing and culpable violation of law by the director, (b) enabled the director or an associate, as defined in Section 33-840 of the Connecticut General Statutes on the effective date hereof and as it may be amended or superseded from time to time after the effective date hereof, to receive an improper personal gain, (c) showed a lack of good faith and a conscious disregard for the duty of the director to the Corporation under circumstances in which the director was aware that his conduct or omission crated an unjustifiable risk of serious injury to the Corporation, (d) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the Corporation or (e) created liability under Section 33-757 of the Connecticut General Statutes as constituted on the effective date hereof and as it may be amended or superseded from time to time after the effective date hereof.

         Dated at New Haven, Connecticut, this 17th day of March, 1999.



                                                 /s/ Robert L. Fiscus
                                                 Incorporator

                                    EXHIBIT D

                                     BYLAWS

                                       OF

                            UIL HOLDINGS CORPORATION
                           (A CONNECTICUT CORPORATION)


                              --------------------

                                   ARTICLE I.

                                    OFFICES.

SECTION 1. PRINCIPAL OFFICE. The location of the principal office of the Corporation shall be in the Town of New Haven County of New Haven in the State of Connecticut.

SECTION 2. OTHER OFFICES. The Corporation may also have other offices at such other places within or without the State of Connecticut as the Board of Directors or the President may from time to time determine or as the business of the Corporation may require.


                                   ARTICLE II.

                            MEETINGS OF SHAREOWNERS.

SECTION 1. ANNUAL MEETING. The annual meeting of the shareowners shall be held at the principal office of the Corporation in the State of Connecticut, or at such other place as the Board of Directors or the President may determine, on the first Wednesday of April in each year, unless another date shall be designated by the Board of Directors, in which case such meeting shall be held on the date so designated, for the purpose of electing a Board of Directors and for the transaction of any other business that may legally come before the meeting.

SECTION 2. SPECIAL MEETINGS. Special meetings of the shareowners may be called at any time by the President, or in his absence or disability by a Vice President, and shall be called on the request in writing or by a vote of a majority of the Board of Directors or upon the written request of the holders of not less than 35 percent of the voting power of all shares entitled to vote at the meeting. Special meetings of the shareowners may be held at such place within the State of Connecticut as is specified in the notice or call of such meeting.

SECTION 3. NOTICE OF MEETINGS. A written or printed notice of each meeting of shareowners, stating the place, day and hour of the meeting and the general purpose or purposes for which it is called, shall be mailed, postage prepaid, by or at the direction of the Secretary, to each shareowner of record entitled to vote at such meeting, addressed to the shareowner at the shareowner's last known post office address as last shown on the stock records of the Corporation, not less than ten days nor more than sixty days before the date of the meeting.

SECTION 4. QUORUM. At any meeting of the shareowners, the owners of a majority of the voting power of the shares entitled to vote, present in person or by proxy, shall constitute a quorum for such meeting, except as otherwise expressly provided by statute, the Certificate of Incorporation of the Corporation or these Bylaws. In the absence of a quorum, the owners of a majority of the voting power of the shares entitled to vote, present in person or by proxy, may adjourn the meeting to a new date, time or place, from time to time, not exceeding thirty days at any one time, without further notice, until a quorum shall attend, and thereupon any business may be transacted that might have been transacted at the meeting as originally called.

Except where otherwise expressly provided by statute, the Certificate of Incorporation of the Corporation or these Bylaws, when a quorum is present at any duly held meeting, directors shall be elected by a plurality of the votes cast by the owners of the voting power of shares entitled to vote in the election of directors, and any other action to be voted on shall be approved if the votes favoring the action cast by the owners of the voting power of the shares entitled to vote on the matter exceed the votes opposing the action cast by such shareowners.

SECTION 5. VOTING. Each owner of a share that may be voted on a particular subject matter at any meeting of shareowners shall be entitled to one vote, in person or by proxy, for each such share standing in his name on the books of the Corporation on the record date for such meeting. All voting at meetings of shareowners shall be by voice vote, except that the vote for the election of directors shall be by ballot and except where a vote by ballot is required by law or is determined to be appropriate by the officer presiding at such meeting.

SECTION 6. INSPECTORS OF PROXIES AND TELLERS. The Board of Directors or, in the absence of action by the Board of Directors, the President or, in the absence or disability of the President, the chairman of the meeting may appoint two persons (who may be officers or employees of the Corporation) to serve as Inspectors of Proxies and the same persons or two other persons (who may be officers or employees of the Corporation) to serve as Tellers at any meeting of shareowners. The determination by such persons of the validity of proxies and the count of shares voted shall be final and binding on all shareowners.


                                  ARTICLE III.

                                   DIRECTORS.

SECTION 1. GENERAL POWERS. The property, affairs and business of the Corporation shall be managed by its Board of Directors, which may exercise all the powers of the Corporation except such as are by law or statute or by the Certificate of Incorporation of the Corporation or by these Bylaws expressly conferred upon or reserved to the shareowners.

SECTION 2. NUMBER AND TERM OF OFFICE. The number of directorships shall be thirteen. Directors shall be elected to hold office until the next annual meeting of the shareowners and until their successors shall have been elected and qualified.

SECTION 3. VACANCIES. Subject to the provisions of the second paragraph of this Section, in case of any vacancy among the directors through death, resignation, disqualification, failure of the shareowners to elect as many directors as the number of directorships fixed by Section 2 of this Article III, or any other cause except the removal of a director, the directors in office, although less than a quorum, by the affirmative vote of the majority of such other directors, or the sole director in office if there be only one, may fill such vacancy; provided that the shareowners entitled to vote may also fill any such vacancy.

If any such vacancy occurs in respect of a director elected by a particular class of shares voting as a class, and if such class is still entitled to fill such directorship, the remaining directors elected by such class, by the affirmative vote of a majority of such remaining directors, or the sole remaining director so elected if there be only one, may fill such vacancy; provided the shareowners of such class may also fill any such vacancy.

The resignation of a director shall be effective at the time specified therein and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

SECTION 4. REMOVAL OF DIRECTORS. Any director may be removed from office either with or without cause at any time, and another person may be elected in his or her stead to serve for the remainder of his or her term at any special meeting of the shareowners called for the purpose, by vote of a majority of all the shares outstanding and entitled to vote.

SECTION 5. PLACE OF MEETING. The directors may hold their meetings and have one or more offices and keep the books of the Corporation (except as otherwise at any time may be provided by law or statute) at such place or places within or without the State of Connecticut as the Board of Directors may from time to time determine.

SECTION 6. ORGANIZATION MEETINGS OF THE BOARD. The newly elected Board of Directors may meet for the purpose of organization, for the election of officers, and for the transaction of other business, immediately following the adjournment of the annual meeting of the shareowners or at such other time and place as shall be fixed by the shareowners at the annual meeting, and if a quorum be then present no prior notice of such meeting shall be required to be given to the directors. The time and place of such organization meeting may also be fixed by written consent of the newly elected directors, or such organization meeting may be called by the President upon reasonable notice.

SECTION 7. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such times and places within or without the State of Connecticut as the Board of Directors shall from time to time designate.

SECTION 8. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors (if one there be) or by the President or, in the absence or disability of the President, by a Vice President, or by a majority of the directors, and shall be called upon the written request of two directors. Special meetings of the Board shall be held at such place, either within or without the State of Connecticut, as shall be specified in the call of the meeting.

SECTION 9. NOTICE OF MEETINGS. The Secretary of the Corporation shall give reasonable notice to each director of each regular or special meeting, either by mail, telegraph, telefax, electronic mail, telephone or personally, which notice shall state the time and place of the meeting.

SECTION 10. QUORUM. A majority of the number of directorships shall constitute a quorum for the transaction of business, except where otherwise provided by statute or by these Bylaws, but a majority of those present at any regular or special meeting, if there be less than a quorum, may adjourn the same from time to time without notice until a quorum be had. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as otherwise may be provided by statute or by these Bylaws.

SECTION 11. COMPENSATION OF DIRECTORS. The Board of Directors shall have authority to fix the compensation of directors and of members of committees of the directors, including reasonable allowances for expenses incurred in connection with their duties.

SECTION 12. ACTION WITHOUT MEETING. If all of the directors severally or collectively consent in writing to any action taken or to be taken by the Corporation, and the number of such directors constitutes a quorum for such action, such action shall be as valid corporate action as though it had been authorized at a meeting of the Board of Directors. The Secretary shall file each such consent with the minutes of the meetings of the Board of Directors.


                                   ARTICLE IV.

                    EXECUTIVE COMMITTEE AND OTHER COMMITTEES.

SECTION 1. APPOINTMENT. The Board of Directors, by resolution adopted by the affirmative vote of directors holding a majority of the directorships, may appoint an Executive Committee, consisting of four or more directors, one of whom shall be the Chairman of the Board of Directors (if one there be) to serve during the pleasure of the Board, and may fill vacancies in such committee. The Executive Committee shall have and may exercise all of the authority of the Board of Directors, except as otherwise may be provided by statute or by these Bylaws.

SECTION 2. MINUTES. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors.

SECTION 3. OTHER COMMITTEES. The Board of Directors, by resolution adopted by the affirmative vote of directors holding a majority of the directorships, shall appoint an Audit Committee and may appoint any other committee or committees consisting of two or more directors to serve during the pleasure of the Board, which committees shall have and may exercise such authority of the Board of Directors as shall be provided in such resolution.


                                   ARTICLE V.

                         OFFICERS, AGENTS AND ATTORNEYS.

SECTION 1. EXECUTIVE OFFICERS. The executive officers of the Corporation shall be a Chairman of the Board of Directors, if the Board of Directors so determine, and a President, one or more Vice Presidents, a Secretary and a Treasurer, all of whom shall be elected by the Board of Directors. The Board of Directors may also appoint such additional officers, including, but not limited to, one or more Assistant Secretaries and Assistant Treasurers, as in their judgment may be necessary, who shall have authority to perform such duties as may from time to time be designated by the Board of Directors or by the President. Any two of said offices may be held by the same person, except that the same person shall not be President and a Vice President.

SECTION 2. POWERS AND DUTIES OF THE CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors (if one there be) when present shall preside at all meetings of the Board of Directors and of the shareowners. He or she shall have such powers and shall perform such duties as may from time to time be assigned to him or her by the Board of Directors.

If so designated by the Board of Directors, the Chairman of the Board of Directors shall be the chief executive officer of the Corporation and, as such, he or she, and not the President, shall have and possess all of the powers and discharge all of the duties assigned to the President in these Bylaws, except that (1) in the absence, disability or death of the Chairman of the Board of Directors, the President shall have and possess all of such powers and discharge all of such duties, (2) the Board of Directors may delegate one or more of such powers and duties to the President, (3) the Chairman of the Board of Directors shall not have the power or duty of signing certificates for the shares of the Corporation and (4) both the Chairman of the Board of Directors and the President shall be included among those officers who may act with respect to shares of other corporations held by the Corporation and who may sign or countersign checks, drafts and notes of the Corporation under the provisions of Sections 5 and 6, respectively, of Article VII of these Bylaws.

SECTION 3. POWERS AND DUTIES OF THE PRESIDENT. The President shall be the chief executive officer of the Corporation unless the Board of Directors designates the Chairman of the Board of Directors as the chief executive officer of the Corporation; he or she may sign, with the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, certificates for the shares of the Corporation, and he or she shall sign and execute, in the name of the Corporation, all deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except in cases where the signing and execution thereof shall be delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation; and, in general, shall perform all the duties incident to the office of the President; provided, however, that any or all of the powers and duties of the President above set forth may be delegated by the Board of Directors by vote or by a contract of the Corporation approved by the Board of Directors, to some other officer, agent or employee of the Corporation. In the absence of the Chairman of the Board of Directors, or if there shall be no Chairman of the Board of Directors, the President shall preside at all meetings of the Board of Directors and of the shareowners.

SECTION 4. POWERS AND DUTIES OF THE VICE PRESIDENTS. In the absence, disability or death of the President, a Vice President shall have and possess all the powers and discharge all the duties of the President, and the Board of Directors may designate the particular Vice President, if more than one, thus to possess the powers and discharge the duties of the President. Any Vice President may also sign, with the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, certificates for the shares of the Corporation, and shall perform such other duties as from time to time may be assigned to him or her by the Board of Directors or by the President.

SECTION 5. POWERS AND DUTIES OF THE SECRETARY. It shall be the duty of the Secretary to act as Secretary of all meetings of the Board of Directors and of the shareowners of the Corporation and keep the minutes thereof in a proper book or books to be provided for that purpose; he or she shall see that all notices required to be given by the Corporation are duly given or served; he or she may sign, with the President or a Vice President, certificates for the shares of the Corporation; he or she shall have the custody of the seal of the Corporation and, on behalf of the Corporation, he or she may attest and affix the corporate seal to such instruments as may require the same; and he or she shall in general perform all of the duties incident to the office of Secretary, and such other duties as may from time to time be assigned to him or her by the Board of Directors or by the President.

SECTION 6. POWERS AND DUTIES OF THE TREASURER. The Treasurer shall have the care and custody of all the funds and securities of the Corporation which may come into his or her hands and shall deposit all such funds to the credit of the Corporation in such banks, trust companies or other depositaries as shall be designated by the Board of Directors or pursuant to its authorization; he or she shall enter, or cause to be entered, regularly, in books to be kept by him or her for that purpose, full and adequate account of all moneys received and paid by him or her on account of the Corporation, and shall render a detailed statement of his or her accounts and records to the Board of Directors as often as it shall require the same; he or she may endorse for deposit or collection all negotiable instruments requiring endorsement for or on behalf of the Corporation; he or she may sign all receipts and vouchers for payments made to the Corporation; he or she may sign, with the President or a Vice President, certificates for the shares of the Corporation; and he or she shall in general perform all the duties incident to the office of Treasurer, and such other duties as may from time to time be assigned to him or her by the Board of Directors or by the President.

SECTION 7. POWERS AND DUTIES OF ASSISTANT SECRETARY AND ASSISTANT TREASURER. In the absence, disability or death of the Secretary or whenever the convenience of the Corporation shall make it advisable, an Assistant Secretary shall have and possess all the powers and discharge all the duties of the Secretary; and in the absence, disability or death of the Treasurer or whenever the convenience of the Corporation shall make it advisable, an Assistant Treasurer shall have and possess all the powers and discharge all the duties of the Treasurer.

SECTION 8. AGENTS AND ATTORNEYS. The Board of Directors may appoint such agents, attorneys and representatives of the Corporation with such powers and to perform such acts and duties on behalf of the Corporation as the Board of Directors may determine, so far as the same shall not be inconsistent with the law or statutes of the State of Connecticut, the Certificate of Incorporation of the Corporation, or these Bylaws.

SECTION 9. SALARIES. The salaries of the officers, including the Chairman of the Board of Directors (if one there be) and the President, may be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving a salary by reason of the fact that he or she is also a director of the Corporation.

SECTION 10. CERTAIN OFFICERS TO GIVE BONDS. Every officer, agent or employee of the Corporation who may receive, handle or disburse money for its account or who may have any of the Corporation's property in his or her custody or be responsible for its safety or preservation, may be required, in the discretion of the Board of Directors or the Executive Committee to give bond, in such sum and with such sureties and in such form as shall be satisfactory to the Board of Directors or the Executive Committee, for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in the event of his or her death, resignation or removal from office, of all books, papers, vouchers, moneys and other property of whatsoever kind in his or her custody belonging to the Corporation.

SECTION 11. REMOVAL OF OFFICERS. Any officer elected or appointed by the directors may be removed at any time, with or without cause, by the affirmative vote of a majority of all of the directors, but nothing in this Section shall operate to invalidate, impair or otherwise affect any employment contract entered into by the Corporation which contract has been authorized or ratified by the affirmative vote of a majority of all the directors. The election or appointment of an officer for a given term shall not of itself create contract rights.

SECTION 12. VACANCIES. All vacancies among the officers from whatsoever cause may be filled by the Board of Directors.


                                   ARTICLE VI.

                       SHARES AND CERTIFICATES FOR SHARES.

SECTION 1. CERTIFICATES OF SHARES. Every shareowner of the Corporation shall be entitled to a certificate or certificates, signed by, or, if the certificates are signed by a transfer agent acting on behalf of the Corporation, bearing the facsimile signatures of, the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and under the seal of the Corporation or with a facsimile of such seal affixed, certifying the number and class of shares of the Corporation owned by such shareowner. The names and addresses of all persons owning shares of the Corporation, with the number of shares owned by each and the date or dates of issue of the shares held by each, shall be entered in books kept for that purpose by the proper officers or agents of the Corporation.

The Corporation shall be entitled to treat the owner of record of any share or shares as the owner in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has actual or other notice thereof, save as expressly provided by the statutes of the State of Connecticut or the United States of America.

SECTION 2. LOST CERTIFICATES. If a share certificate be lost, destroyed or mutilated, another may be issued in its stead upon satisfactory proof of such loss, destruction or mutilation and upon the giving of a bond of indemnity satisfactory to the Corporation, unless this requirement be dispensed with by the President, a Vice President, the Treasurer, or the Board of Directors, and upon compliance with such other conditions as the Board of Directors may require.

SECTION 3. TRANSFERS. Shares shall be transferable on the records of the Corporation by the owner of record thereof, or by such owner's attorney thereunto duly authorized, upon the surrender and cancellation of a certificate or certificates for a like number of shares of the same class and of the same series where there are more than one series in a class, with such proof of the authenticity of the signature of such holder or of such attorney and such proof of the authority of such attorney as the Corporation may require.

SECTION 4. REGULATIONS. The Board of Directors may make such regulations as it may deem expedient concerning the issue, transfer and registration of shares.

SECTION 5. TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint one or more transfer agents and registrars, or a transfer agent only, and may require all share certificates to bear the signature of such a transfer agent, and, if a registrar shall also have been appointed, the signature of such a registrar.

SECTION 6. RECORD DATE. The Board of Directors, by resolution, may fix a date as the record date for the purpose of determining the shareowners entitled to notice of and to vote at any meeting of shareowners or any adjournment thereof, or entitled to receive payment of any dividend or other distribution, or for any other purpose, such date in any case to be not earlier than the date such action is taken by the Board of Directors and not more than seventy days, and, in case of a meeting of shareowners, not less than ten full days, immediately preceding the date on which the particular event requiring such determination of shareowners is to occur. If no record date is so fixed, the date on which notice of a meeting is mailed shall be the record date for the determination of shareowners entitled to notice of and to vote at such meeting and the date on which the resolution of the Board of Directors declaring such dividend or other distribution is adopted shall be the record date for the determination of shareowners entitled to receive payment of such dividend or other distribution. Shareowners actually of record at a record date shall be the only shareowners entitled to receive notice of or to vote at the meeting, or receive the dividend or other distribution, or otherwise participate in respect of the event or transaction, to which such date relates, except as otherwise provided by statute.

                                  ARTICLE VII.

                                 MISCELLANEOUS.

SECTION 1. SEAL. The seal of the Corporation shall be circular in form and shall bear the name of the Corporation around the circumference and the figures "1999" in the center.

SECTION 2. FISCAL YEAR. The fiscal year of the Corporation shall end December 31st in each year, or otherwise, as the Board of Directors may determine.

SECTION 3. INSPECTION OF BOOKS. The Board of Directors shall determine from time to time whether and, if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may by statute be specifically required to be open to inspection), or any of them, shall be open to the inspection of the shareowners, and the shareowners' rights in this respect are and shall be restricted and limited accordingly.

SECTION 4. WAIVER OF NOTICE. Whenever any notice of time, place, purpose or any other matter, including any special notice or form of notice, is required or permitted to be given to any person by law or statute, the Certificate of Incorporation, these Bylaws or a resolution of shareowners or directors, a written waiver of notice signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. The Secretary shall cause any such waiver to be filed with or entered upon the records of the Corporation or, in the case of a waiver of notice of a meeting, the records of the meeting. The attendance of any person at a meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by such person of notice of such meeting.

SECTION 5. VOTING SHARES OF OTHER CORPORATIONS. Unless otherwise ordered by the Board of Directors or by the Executive Committee, the President, the Secretary or the Treasurer shall have full power and authority on behalf of the Corporation to attend and to act and vote at any meetings of shareholders of any corporation in which the Corporation may hold shares, and at any such meeting shall possess and exercise any and all the rights and powers incident to the ownership of such shares and which as the owner thereof the Corporation might have possessed and exercised if present; or the President may in his or her discretion give a proxy or proxies in the name of the Corporation to any other person or persons, who may vote said shares and exercise any and all other rights in regard to it as here accorded to the officers. The Board of Directors by resolution from time to time may limit or curtail such power.

SECTION 6. AUDITS. The Board of Directors of the Corporation shall cause an audit of the books and affairs of the Corporation to be made annually during the period between the close of each fiscal year and the next annual meeting, such audit to be made by such firm or individuals, not associated or connected with the Corporation, as the directors may determine.


                                  ARTICLE VIII.

                                   AMENDMENTS.

These Bylaws may be altered, amended, added to or repealed (a) by the affirmative vote of the owners of a majority of the voting power of shares entitled to vote thereon or (b) by the affirmative vote of directors holding a majority of the directorships. Any notice of a meeting of the shareowners or of the Board of Directors at which these Bylaws are to be altered, amended, added to or repealed shall include notice of such proposed action.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 33-772 of the Connecticut Business Corporation Act (the "CBCA") provides that a corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. In addition, Section 33-771 of the CBCA permits Connecticut corporations to indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if: (A) he conducted himself in good faith; (B) He reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation: and (ii) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Section 33-776 of the CBCA provides that a Connecticut corporation may indemnify an officer, employee or agent of the corporation who is a party to a proceeding because he is an officer, employee or agent of the corporation to the same extent that a director may be indemnified under Section 33-771 of the CBCA, as described above. An officer, employee or agent of a Connecticut corporation who is not a director is entitled to mandatory indemnification under Section 33-772 to the same extent to which a director may be entitled to indemnification under such Section, as described above.

         Section 7 of the registrant's certificate of incorporation provides in pertinent part that no person who is or was a director of the Corporation shall be personally liable to the Corporation or its shareowners for monetary damages for breach of duty as a director in an amount that exceeds the compensation received by the director for serving the Corporation during the year of the violation, if such breach did not (A) involve a knowing and culpable violation of law by the director, (B) enable the director or an associate, as defined in Section 33-840 of the CBCA to receive an improper personal economic gain, (C) show a lack of good faith and a conscious disregard for the duty of the director to the Corporation under circumstances in which the director was aware that his or her conduct or omission created an unjustifiable risk of serious injury to the Corporation, (D) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the Corporation, or (E) create liability under
Section 33-757 of the CBCA.

         Section 8 of the registrant's certificate of incorporation provides in pertinent part that the Corporation shall be obligated to indemnify a director for liability, as defined in subdivision (5) of Section 33-770 of the CBCA to any person for any action taken, or any failure to take any action, as a director, except liability that (a) involved a knowing and culpable violation of law by the director, (b) enabled the director or an associate, as defined in
Section 33-840 of the Connecticut General Statutes to receive an improper personal gain, (c) showed a lack of good faith and a conscious disregard for the duty of the director to the Corporation under circumstances in which the director was aware that his conduct or omission crated an unjustifiable risk of serious injury to the Corporation, (d) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the Corporation or (e) created liability under Section 33-757 of the CBCA.

         Section 33-777 of the CBCA provides that a Connecticut corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation, serves at the corporation's request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee or agent, whether or not the corporation would have power to indemnify against the same liability.

         The registrant's excess liability insurance policy indemnifies its directors, officers and employees for any and all sums that they shall be legally obligated to pay and shall pay or by final judgment be adjudged to pay as damages, judgments, settlements and costs, charges and expenses arising from any claim or claims that may be made, and for which the registrant has not provided reimbursement, by reason of such director or officer or employee's being or having been a director, officer or employee of the registrant or of another corporation for which he or she is serving or has served at the request of the registrant as a director, officer or employee.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A)      EXHIBITS.

         The exhibits designated by an asterisk are filed herewith. Exhibits not so designated have been filed with the Commission, and are incorporated herein by reference.

EXHIBIT NO.       DESCRIPTION
-----------       -----------

2.1 Agreement and Plan of Merger and Share Exchange, dated ____________, 1999, among the registrant, The United Illuminating Company and United Mergings, Inc. (incorporated by reference to Exhibit A to the Proxy Statement and Prospectus included herein).

3.1 Certificate of Incorporation of the registrant (incorporated by reference to Exhibit C to the Proxy Statement and Prospectus included herein).

3.2 Bylaws of the registrant (incorporated by reference to Exhibit D to the Proxy Statement and Prospectus included herein).

5 and 8*          Opinion of Wiggin & Dana.

23.1 The consent of Wiggin & Dana is contained in the Opinion of Wiggin & Dana filed as Exhibit 5 and 8.

23.2*             Consent of PricewaterhouseCoopers LLP.

24 Power of Attorney is set forth on the signature page to this registration statement.

99*               Form of Proxy.

(B)      FINANCIAL STATEMENTS.


         The United Illuminating Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as amended, contains The United Illuminating Company's consolidated financial statements and certain other financial information. Copies of such consolidated financial statements and other financial information are also included in The United Illuminating Company's Annual Report to Shareowners, which is mailed to owners of record of UI Common Stock. Additional copies of the Annual Report to Shareowners may be obtained without charge upon request as stated under "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," above.

         United Illuminating's Quarterly Report on Form 10-Q for the period ending June 30, 1999, as amended, contains an unaudited consolidated balance sheet of United Illuminating as of June 30, 1999 and unaudited consolidated statements of income and cash flows for the period January 1, 1999 through June 30, 1999 and for the corresponding period January 1, 1998 through June 30, 1998. Additional copies of the Quarterly Report may be obtained without charge upon request as stated under "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," above.


         Separate financial statements of Holdings are not presented in this Registration Statement because Holdings is an inactive company without material assets or liabilities or an operating history. Pro forma financial effects of the Plan of Exchange are not set forth herein since, on a consolidated basis, no change will result from the Plan of Exchange.


ITEM 22.  UNDERTAKINGS

         A.       The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

D. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director or controlling person of the registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

E. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

F. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                POWER OF ATTORNEY

Each director and/or officer of the registrant whose signature appears below hereby appoints the Agent for Service named in this registration statement, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Haven, State of Connecticut on November 9, 1999.

                              UIL HOLDINGS CORPORATION


                              By: /s/ Robert L. Fiscus
                                  ----------------------------------
                                         ROBERT L. FISCUS
                                   (VICE CHAIRMAN OF THE BOARD
                                          OF DIRECTORS,
                                  CHIEF FINANCIAL OFFICER, TREASURER
                                          AND SECRETARY)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


          SIGNATURE                           TITLE                                DATE
          ---------                           -----                                ----


/s/ Nathaniel D. Woodson                 Director, Chairman of the             November 9, 1999
------------------------------        Board of Directors, President and
      NATHANIEL D. WOODSON                 Chief Executive Officer
  (PRINCIPAL EXECUTIVE OFFICER)



/s/ Robert L. Fiscus               Director, Vice Chairman of the Board        November 9, 1999
------------------------------    of Directors, Chief Financial Officer,
      ROBERT L. FISCUS                    Treasurer and Secretary
(PRINCIPAL FINANCIAL OFFICER)
